UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	4899	04-3053538
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL

(561) 750-9777

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Tel. No.: (732) 395-4400
Fax No.: (732) 395-4401

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(do not check if a smaller reporting company)		Emerging Growth Company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock	60,000,000	$0.0055	$330,000	$41.09

(1)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Based on the reported closing price for our common stock on the trading day period immediately preceding the filing of this Registration Statement of $0.0055. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	The fee is calculated by multiplying the aggregate offering amount by .00012450, pursuant to Section 6(b) of the Securities Act of 1933.

The registrant hereby may amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY____, 2018

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DirectView Holdings, Inc.

60,000,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 60,000,000 shares of common stock to be sold by GHS Investments LLC (“GHS”) pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated July 20, 2018. If issued presently, the 60,000,000 of common stock registered for resale by GHS would represent 29.59% of our issued and outstanding shares of common stock as of July 23, 2018.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our initial sale of shares to GHS pursuant to the Financing Agreement. We will sell shares to GHS at a price equal to 80% of the lowest closing price of our common stock during the ten (10) consecutive trading day period beginning on the date on which we deliver a put notice to GHS (the “Market Price”). There will be a minimum of ten (10) trading days between purchases.

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “DIRV”. On July 22, 2018, the reported closing price for our common stock was $0.0055 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 11. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July __, 2018.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “DirectView” the “Company,” “we,” “us,” and “our” refer to DirectView Holdings, Inc., a Nevada corporation.

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PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2016 and 2017 are sometimes referred to herein as fiscal years 2016 and 2017, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “DirectView” refer to DirectView Holdings, Inc., a Nevada corporation, and our each of our subsidiaries.

When used in this prospectus the following terms have the following meanings related to our subsidiaries.

● “DirectView Video” refers to DirectView Video Technologies, Inc. a company organized under the laws of the state of Florida.

● “DirectView Security” refers to DirectView Security Systems, Inc. a company organized under the laws of the state of Florida.

● “Ralston” refers to Ralston Communication Services, Inc. a company organized under the laws of the state of Florida.

● “Meeting Technologies” refers to Meeting Technologies Inc., a company organized under the laws of the state of Delaware.

Corporate History

We were incorporated under the laws of the State of Delaware on October 6, 2006. In October 2006 we acquired Ralston Communications and Meeting Technologies from DirectView, Inc., a Nevada corporation of which our executive officers and directors were officers and directors immediately prior to such acquisition, in exchange for the assumption by us of these subsidiaries working capital deficiencies and any and all trade credit and other liabilities. Immediately prior to this transaction, in conjunction with the acquisition by DirectView, Inc. of all of the stock of another entity which resulted in a change of control of DirectView, Inc., our executive officers and directors resigned from their positions with DirectView, Inc. Both Ralston Communications and Meeting Technologies had historically provided the video conferencing services we continue to provide. Thereafter, in February 2007 we formed DirectView Security and in July 2007 we formed DirectView Video. On March 14, 2014, the Board of Directors and the majority shareholders approved and ratified the Company’s reincorporation merger from Delaware to Nevada, amongst other corporate actions disclosed in the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on April 8, 2014. In March of 2015, the Company completed a 1 for 30 reverse stock split of its common stock.

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Organization

Directview Holdings, Inc., a Nevada corporation (“Directview Holdings”) was formed in October 2006. At that time DirectView Holdings acquired Ralston Communications Services, Inc., a Florida Corporation, (“Ralston Communications”) and Meeting Technologies, Inc. a Delaware corporation (“Meeting Tech”).

Thereafter Directview Holdings formed Directview Security Systems, Inc., a Florida corporation (“Directview Security”) as a wholly owned subsidiary in February 2007 and Directview Video Technologies, Inc., a Florida corporation, (“Directview Video”) as a wholly owned subsidiary in July 2007.

Subsidiaries

DirectView Video Technologies, Inc. - is a full-service provider of high-quality, cost efficient videoconferencing technologies and services. DirectView provides multipoint videoconferencing, network integration services, custom room design, staffing, document conferencing and IP / web conferencing services to businesses and organizations in the United States and around the world. DirectView conferencing services enable our clients to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations.

DirectView Security Systems, Inc. - is a provider of the latest technologies in surveillance systems, digital video recording and services. The systems provide the latest in onsite and remote video and audio surveillance.

Ralston Communications Services, Inc. - is a full-service provider of network services who partners with Sprint and works with other carriers such as Verizon and AT&T. The network allows many clients of other Directview Holdings companies to communicate whether they need it for DirectView videoconferencing connections or monitoring or DVRs.

Meeting Technologies, Inc. - is a company that provides services similar to DirectView Video Technologies, Inc.

Video Surveillance, LLC - is a company specializing in video and surveillance and access control solutions.

Apex CCTV, LLC - is a company specializing in video and surveillance and access control solutions.

Current Business Operations

Through our subsidiaries, our business operates within two divisions (i) security and surveillance, and (ii) video conferencing services. All of these entities combine to provide the services offered by Directview Holdings. None of the employees or officers of Directview Holdings provide similar services for any other entity.

Security and Surveillance: Designs and installs surveillance systems, digital video recording and services.

Video conferencing services: Full-service provider of teleconferencing services.

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Security and Surveillance

We provide our customers with a range of technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance. We offer several service options to protect and maintain each company’s security investment which includes a customized security system. We assess each client’s security needs and challenges through an on-site survey, which is performed by specially trained technicians, consists of a video-taped analysis and in-depth interviews to determine each client’s security needs. We also make recommendations for initiating or improving each client’s systems as well as providing a plan for growth. We are able to provide a plan for a simple addition or a major migration to a new platform. We provide the highest quality installations, from mobilization to final testing, certification and training. We offer a complete line of non-proprietary products including:

●	DVR Recorders and Cameras

●	NVR Recorders and IP Cameras

●	Motion Detection and Thermal Imagery

●	Remote Control Device Management

●	Access Control Solutions

●	Video Intercoms

●	Laser and Video Beam Perimeter Security

●	Security Design and Consulting

●	Equipment Maintenance Service Plans

We have also developed customized software programs and applications to work with the products we offer to customers to enhance their convenience and capability. We have developed a mobile application which we call the “DirectView Security App” to enable full remote management of deployed surveillance devices including positioning cameras, setting recording parameters, and replay of selected video.

We target businesses of various sizes ranging from residential to large scale businesses. Our main markets are divided into five categories which include:

●	Transportation (Airports, Heliports, and Bus Terminals)

●	Hospitality (Hotels, Golf Courses, and Bar/Restaurant)

●	Industrial (Warehouse, Storage, and Manufacturing)

●	Educational (Daycare, Private Schools, Learning Centers/Religious Organizations)

●	Residential (Condos/Co-ops, Property Management Companies, and Private Homes)

Video Conferencing Services

We are a full-service provider of video conferencing technologies and services. We provide multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services to businesses and organizations in the United States and we focus to provide this around the world. We believe that our video conferencing services enable our clients to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations. Our mission is to provide customized video conferencing solutions and services to businesses and organizations. From design to installation, we strive to deliver products and services that are simple to understand, easy to implement and even easier to use.

Our products and services include the:

●	sale of conferencing services based upon usage,

●	sale and installation of video equipment, and

●	sale of maintenance agreements.

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Video conferencing as a medium for business communications has provided opportunities to streamline complex business processes and to conduct transactions more efficiently. As a result, sophisticated audio or video-enabled interactive communications have become increasingly necessary as companies seek to become more efficient and effective. We seek to employ the technical knowledge of our management team to provide our clients with solutions for a wide range of applications suitable for a variety of industries. We have installation and integration experience with expertise in one-on-one or large, multi-sided group meetings, and we currently have installations ranging from very simple configurations to highly customized rooms with multiple cameras, document presentation stands, recording devices, scanners, and printers.

Initially we provide consultation to address and evaluate the project requirements and to offer expert advice on technology solution for our customer’s specific application. We assess the customer’s needs, desires and existing communications equipment, as well as cost-justification and return-on-investment analysis for system installations. Our products and services include multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services.

A multipoint video conference is a video conference involving more than two sites. As a participant speaks, video is switched at all sites to broadcast the person speaking by a device called a multi-control unit. This switching unit is sound activated and can distinguish between short ambient sounds and long sustained sounds. It can also be set up in a “Hollywood Squares” type of look where all participants see each other. The call can also be set in a “chairperson mode” in which all sites see only the person heading the call. We offer multipoint bridge services to tie all of the locations, and we control this multipoint bridge. We outsource the remote access services which are incorporated into these multipoint video conferences to a variety of third-party providers. We have no fixed agreements with such third-party providers. Our base standard price is from $125 to $150 per hour per location which includes all costs related to these services. Where the client requests, we can staff a client assignment with one of our employees to manage all of the client’s video conferencing needs. The cost of this technical support varies from assignment to assignment.

We offer a wide variety of network integration services to support our clients’ planning, design, and implementation efforts in deploying new network technologies such as Internet protocol (IP), integrated services digital network (ISDN), a T-1 data transfer system or working with their existing network infrastructure. Our network integration services are designed to be comprehensive to ensure that all unique collaboration needs are met. Our services can include a full menu of services from initial order coordination with outside contractors or providers to liaison with local phone companies, installation, training, or can be customized for a particular job. Whether starting from scratch or working with an existing environment we can also provide all aspects of design and installation for video conferencing rooms, including room layout, furniture, built in wall monitors, custom audio and video as well as document collaboration such as T120 data conferencing and document camera and presentation stands. We will also design computer integration. Costs for these custom installations may vary based upon the layout and complexity of the job.

We also offer our clients document conferencing and IP/Web conferencing services. Document conferencing affords the ability to bring people together to discuss, review and collaborate as a group, and to make on-line, real-time decisions regardless of the locations of the participants. IP/web conferencing services provides the client with a reliable and affordable way to share software applications, PowerPoint presentations, or anything running on a personal computer with others in online meetings. With these systems, meeting participants can view with clarity what is displayed on a desktop. We utilize third party software and applications such as Polycom and Sony to provide these services to our clients.

When a video conferencing system is functional, we also provide training to all levels of the customer’s organization, including executives, managers, management information systems and data processing administrators, technical staff and end users. The training includes instruction in system operation, as well as the planning and administration of meetings. The training can last anywhere from one hour to two days, depending upon the level of training that the client requests or requires. All training costs are built into each sale where training is required.

We are also a reseller of video conferencing products, including integrated video conferencing systems, video presentation products, flat screen monitors, iPower collaboration tools, Polycom view stations. We sell products from a variety of top manufacturers including Sony, Elggen, Fujitsu, Hitachi, JVC, NEC, Panasonic, Phillips, Pioneer, Samsung and ViewSonic.

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Suppliers

We are dependent on third-parties for the supply and manufacturing of our subassemblies, components and electronic parts, including standard and custom-designed components. We generally do not maintain supply agreements with such third-parties but instead purchase components and electronic parts pursuant to purchase orders in the ordinary course of business. We are dependent on the ability of our third-party manufacturers and suppliers to meet our design, performance and quality specifications.

Marketing and Distribution

Our security systems division focuses most of its sales and marketing efforts in various industries to companies where there is space/room to be monitored by our surveillance camera systems. Our marketing efforts are performed through direct sales force, referrals and our website.

Our video conferencing products and services are marketed and sold to the commercial, government, medical and educational sectors through a direct sales force and referrals. We currently have three sales agents in our direct sales force who are compensated under a commission program. Most of our sales come from word of mouth and referrals. Sales of video conferencing products to resellers are made on terms with respect to pricing, payment and returns that are consistent with those offered to end user customers. No price protection or similar arrangement is offered, nor are the obligations as to payment contingent on the resale of the equipment purchased by the reseller. There are no special rights to return equipment granted to resellers, nor are we obligated to repurchase reseller inventory.

We provide our security and surveillance and video conferencing sales force with ongoing training to ensure they have the necessary expertise to effectively market and promote our business and solutions. In conjunction with manufacturer-sponsored programs, we provide existing and prospective customers with sales, advertising and promotional materials. Our technical and training personnel periodically attend installation and service training sessions offered by various manufacturers to enhance their knowledge and expertise in the installation and maintenance of the systems.

Competition

The security industry is highly competitive. We compete on a local and regional level with a small number of major firms and many smaller companies in the installed surveillance system space, and nationally in the direct to dealer space. We compete primarily on the quality of our service and the design and reliability of our products. Some of our competitors have greater name recognition and financial resources than us. We may also face competition from potential new entrants into the security industry or increased competition from existing competitors that may attempt to develop the ability to offer the full range of services that we offer. We believe that competition is based primarily on the ability to deliver solutions that meet a client’s requirements and, to a lesser extent, on price. Our competitors in the installed system space include Vector Security, American Sentry Guard, GVI Security Solutions, Inc., ADT Security Services, Ltd. (a division of Tyco International) and Sonitrol, Inc. There can be no assurance that we will be able to compete successfully in the future against existing or potential competitors who are larger or better capitalized.

The market for video conferencing products and services is extremely competitive. Competitive factors include pricing, our reputation and ease of use. Our primary competitors include manufacturers and resellers of video communications equipment, some are larger, have longer operating histories and have greater financial resources and industry recognition than us. The competitors would include local Bell Companies, Polycom and Tandberg.

Since the barriers to entry in the market are relatively low and the potential market is large, we expect continued growth in existing competitors and the entrance of new competitors in the future. Most of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition than we do. As a result, these companies may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and may be able to devote greater resources to the promotion and sale of their competing products and services. There are no assurances we will ever effectively compete in our target markets.

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Our Customers

During the year ended December 31, 2017, one customer accounted for 34% of revenue.

Our video conferencing products and services are sold to commercial, government, medical and educational sectors that use technology to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations. Our security system division provides the latest technologies in surveillance systems, digital video recording and services in any industry, organization and company.

Website

We maintain two websites at www.directview.com and www.directviewsecurity.com.

Intellectual Property

We do not have any intellectual property at this time.

Employees

We currently have 17 employees which includes our two officers; Roger Ralston, CEO and Michele Ralston, CFO both of whom are full-time. None of our employees are covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

GHS Equity Financing Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding (1):	202,743,300

Shares being offered:	60,000,000

Shares to
Offering Price per share:	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions.

Trading Symbol:	DIRV

Risk Factors:	See “Risk Factors” beginning on page 11 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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(1)

The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 202,743,300 shares outstanding as of July 23, 2018, and excluding 60,000,000 shares of Common Stock issuable in this offering.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2017 and 2016 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the three months ended March 31, 2018 and 2017 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of March 31, 2018 are derived from our consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the quarter ended March 31, 2018 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2018 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2018	2017

NET SALES:
Sales of Product	$967,057	$58,517
Services	234,073	69,400
Total Net Sales	1,201,130	127,917

COST OF SALES:
Cost of Product	416,346	30,047
Cost of Services	241,932	13,795
Total Cost of Sales	658,278	43,842

GROSS PROFIT	542,852	84,075

OPERATING EXPENSES:
Marketing and Public Relations	198,982	2,438
Rent	34,114	645
Depreciation	50,140	-
Amortization	51,641	-
Research and Development	-	3,700
Compensation and Related Taxes	319,526	110,830
Other Selling, General and Administrative	241,493	128,361

Total Operating Expenses	895,896	245,974

LOSS FROM OPERATIONS	(353,044)	(161,899)

Gain (Loss) on Change in Fair Value of Derivative Liabilities	(24,902,861)	2,469,356
Initial Derivative Expense	(425,600)	(103,281)
Amortization of Debt Discount	(108,191)	(153,550)
Amortization of Deferred Financing Costs	(1,965)	(6,708)
Interest Expense	(301,839)	(82,826)

Total Other Income (Expense)	(25,740,456)	2,122,991

NET INCOME (LOSS)	(26,093,500)	1,961,092

Net (Income) Loss Attributable to Non-Controlling Interest	20,983	(17,393)

Net Income (Loss) Attributable to DirectView Holdings, Inc.	$(26,072,517)	$1,943,699

NET LOSS PER COMMON SHARE
Basic	$(0.58)	$0.43
Diluted	$(0.58)	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	44,908,006	4,506,194
Diluted	44,908,006	54,902,385

See accompanying notes to unaudited consolidated financial statements.

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DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2017	2016

NET SALES:
Sales of Product	$2,379,190	$309,687
Services	525,797	151,015
Total Net Sales	2,904,987	460,702

COST OF SALES:
Cost of Product	1,192,177	134,662
Cost of Services	450,952	96,603
Total Cost of Sales	1,643,129	231,265

GROSS PROFIT	1,261,858	229,437

OPERATING EXPENSES:
Marketing and Public Relations	129,112	178,495
Rent	91,613	79,320
Depreciation	142,468	15,156
Amortization	146,318	-
Bad Debt Expense	844	106,898
Research and Development	11,344	18,014
Compensation and Related Taxes	834,705	508,575
Other Selling, General and Administrative	778,299	724,521

Total Operating Expenses	2,134,703	1,630,979

LOSS FROM OPERATIONS	(872,845)	(1,401,542)

OTHER INCOME (EXPENSES):
Gain on conversion of related party loan	2,310	10,264
Gain (Loss) on Change in Fair Value of Derivative Liabilities	1,485,907	(958,072)
Initial Derivative Expense	(537,541)	(348,244)
Interest Income	-	271
Amortization of Debt Discount	(403,245)	(1,721,296)
Other Income	131,648	-
Interest Expense	(1,353,399)	(379,033)

Total Other Expense	(674,320)	(3,396,110)

NET LOSS	(1,547,165)	(4,797,652)

Net (Income) Loss Attributable to Non-Controlling Interest	(5,681)	35,072

Net Loss Attributable to DirectView Holdings, Inc.	$(1,552,846)	$(4,762,580)

NET LOSS PER COMMON SHARE
Basic and Diluted	$(0.22)	$(16.95)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	6,976,620	280,943

See accompanying notes to consolidated financial statements.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

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Risks Related to Our Business

WE HAVE A HISTORY OF OPERATING LOSSES, ANTICIPATE FUTURE LOSSES AND MAY NEVER BE PROFITABLE.

We have experienced significant operating losses in our Company’s recent history. Our ability to achieve annual profitability in the future depends on a number of factors, including our ability to attract and service customers on a profitable basis and the growth of the video surveillance industry. If we are unable to achieve annual profitability, we may not be able to execute our business plan, our prospects may be harmed, and our stock price could be materially and adversely affected.

THE MARKETS IN WHICH WE COMPETE ARE HIGHLY COMPETITIVE.

The video surveillance and consumer markets in which we primarily compete are highly competitive and are influenced by competitive factors including:

●	our ability to rapidly develop and introduce new high performance integrated solutions;

●	the price and total cost of ownership and return on investment associated with the solutions;

●	the simplicity of deployment and use of the solutions;

●	the reliability and scalability of the solutions;

●	the market awareness of a particular brand;

●	our ability to provide secure access to wireless networks;

●	our ability to offer a suite of products and solutions;

●	our ability to allow centralized management of the solutions; and

●	our ability to provide quality product support.

New entrants seeking to gain market share by introducing new technology and new products may also make it more difficult for us to sell our products and could create increased pricing pressure. In addition, broadband equipment providers or system integrators may also offer wireless broadband infrastructure equipment for free or as part of a bundled offering, which could force us to reduce our prices or change our selling model to remain competitive.

If there is a shift in the market such that network operators and service providers begin to use closed network solutions that only operate with other equipment from the same vendor, we could experience a significant decline in sales because our products would not be interoperable.

We expect competition to continuously intensify as other established and new companies introduce new products in the same markets that we serve or intend to enter, as these markets consolidate. Our business will suffer if we do not maintain our competitiveness.

A number of our current or potential competitors have longer operating histories, greater brand recognition, larger customer bases and significantly greater resources than we do.

As we move into new markets for different types of products, our brand may not be as well-known as incumbents in those markets. Potential customers may prefer to purchase from their existing suppliers or well-known brands rather than a new supplier, regardless of product performance or features. We expect increased competition from other established and emerging companies if our markets continue to develop and expand. As we enter new markets, we expect to face competition from incumbent and new market participants and there is no assurance that our entry into new markets will be successful.

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MANY OF THESE COMPANIES HAVE SIGNIFICANTLY GREATER FINANCIAL, TECHNICAL, MARKETING, DISTRIBUTION AND OTHER RESOURCES THAN WE DO AND ARE BETTER POSITIONED TO ACQUIRE AND OFFER COMPLEMENTARY PRODUCTS AND TECHNOLOGIES.

Industry consolidation, acquisitions and other arrangements among competitors may adversely affect our competitiveness because it may be more difficult to compete with entities that have access to their combined resources. As a result of such consolidation, acquisition or other arrangements, our current and potential competitors might be able to adapt more quickly to new technologies and consumer preference, devote greater resources to the marketing and promotion of their products, initiate or withstand price competition, and take advantage of acquisitions or other opportunities more readily and develop and expand their products more quickly than we do. These combinations may also affect customers’ perceptions regarding the viability of companies our size and, consequently, affect their willingness to purchase our products.

THE COMPLEXITY OF OUR PRODUCTS COULD RESULT IN UNFORESEEN DELAYS OR EXPENSES CAUSED BY UNDETECTED DEFECTS OR BUGS.

Our products may contain defects and bugs when they are introduced, or as new versions are released. We have focused, and intend to focus in the future, on getting our new products to market quickly. Due to our rapid product introductions, defects and bugs that may be contained in our products may not yet have manifested. We have in the past experienced, and may in the future experience, defects and bugs. If any of our products contain material defects or bugs, or has reliability, quality or compatibility problems, we may not be able to promptly or successfully correct these problems. The existence of defects or bugs in our products may damage our reputation and disrupt our sales. If any of these problems are not found until after we have commenced commercial production and distribution of a new product, we may be required to incur additional development costs, repair or replacement costs, and other costs relating to regulatory proceedings, product recalls and litigation, which could harm our reputation and operating results. Undetected defects or bugs may lead to negative online Internet reviews of our products, which are increasingly becoming a significant factor in the success of our new product launches, especially for our consumer products. If we are unable to quickly respond to negative reviews, including end user reviews posted on various prominent online retailers, our ability to sell these products will be harmed. Moreover, we may offer stock rotation rights to our distributors. If we experience greater returns from retailers or end customers, or greater warranty claims, in excess of our reserves, our business, revenue and operating results could be harmed.

SECURITY VULNERABILITIES IN OUR PRODUCTS, SERVICES AND SYSTEMS COULD LEAD TO REDUCED REVENUES AND CLAIMS AGAINST US.

The quality and performance of some of our products and services may depend upon their ability to withstand cyber attacks. Third parties may develop and deploy viruses, worms and other malicious software programs, some of which may be designed to attack our products, systems, or networks. Some of our products and services also involve the storage and transmission of users’ and customers’ proprietary information which may be the target of cyber attacks. Hardware and software that we produce or procure from third parties also may contain defects in manufacture or design, including bugs and other problems, which could compromise their ability to withstand cyber attacks.

The costs to us to eliminate or alleviate security vulnerabilities can be significant, and our efforts to address these problems may not be successful and could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede our sales, manufacturing, distribution or other critical functions, as well as potential liability to the company. The risk that these types of events could seriously harm our business is likely to increase as we expand the web-based products and services that we offer.

WE HAVE AN ACCUMULATED DEFICIT AND WE ANTICIPATE CONTINUING LOSSES THAT WILL RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS AND WE MAY BE FORCED TO CEASE OPERATIONS.

We have incurred losses since our inception and have an accumulated deficit of $29,396,982 as of December 31, 2017. Our operations have been financed primarily through the issuance of equity and debt. For the year ended December 31, 2017, net loss and cash used in operations were $1,552,846 and $420,481, respectively. We are constantly evaluating our cash needs and our burn rate, in order to make appropriate adjustments in operating expenses. We anticipate that our cash used in operations will continue to increase as a result of becoming a public company due to increased professional fees. Our continued existence is dependent upon, among other things, our ability to raise capital and to market and sell our products and services successfully. While we are attempting to increase sales, growth has not been significant enough to support daily operations, there is no assurance that we will continue as a going concern. If we are unable to continue as a going concern and were forced to cease operations, it is likely that our stockholders would lose their entire investment in our company.

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OUR AUDITORS HAVE EXPRESSED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE WERE FORCED TO CEASE OUR BUSINESS AND OPERATIONS, YOU WOULD LOSE YOUR INVESTMENT IN OUR COMPANY.

Our revenues are not sufficient to enable us to meet our operating expenses and otherwise implement our business plan. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2017 contains an explanatory paragraph raising doubt as to our ability to continue as a going concern as a result of our losses from operations, stockholders’ deficit and negative working capital. Our consolidated financial statements, which appear elsewhere in this Form 10-K, are prepared assuming we will continue as a going concern. The financial statements do not include any adjustments to reflect future adverse effects on the recoverability and classification of assets or amounts and classification of liabilities that may result if we are not successful.

WE ARE PAST DUE IN THE PAYMENT OF PAYROLL TAXES.

At December 31, 2017, we had approximately $135,000 of accrued but unpaid payroll taxes and liabilities due the federal government which includes penalties and interest. We do not have the funds necessary to satisfy this obligation. If we are unable to raise the funds necessary, it is possible that we will be subject to significant additional fines and penalties, Mr. Ralston, our CEO, could be personally subject to a 100% penalty on the amount of unpaid taxes and the government could file liens against our company and our bank accounts until such time as the amounts have been paid.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS IF AT ALL. DUE TO THE SIZE OF OUR COMPANY AND THE LACK OF A PUBLIC MARKET FOR OUR COMMON STOCK IT IS LIKELY THAT THE TERMS OF ANY FINANCING WE MAY BE ABLE TO SECURE WILL BE DETRIMENTAL TO OUR CURRENT STOCKHOLDERS.

Our current operations are not sufficient to fund our operating expenses and we will need to raise additional working capital to continue our current business and to provide funds for marketing to support our efforts to increase our revenues. Generally, small businesses such as ours which lack a public market for their securities, face significant difficulties in their efforts to raise equity capital. While to date we have relied upon the relationships of our executive officers in our capital raising efforts, there are no assurances that we will be successful utilizing these existing sources. In such an event, we could be required to engage a broker-dealer to assist us in our capital raising efforts. Even if we are successful in finding a broker-dealer willing to assist us in raising capital, there are no assurances that the terms of financings offered by a broker-dealer will be as favorable as those we have offered our investors to date. While we do not have any commitments to provide additional capital, if we are able to raise capital, the structure of that capital raise could impact our company and our stockholders in a variety of ways. If we raise additional capital through the issuance of debt, this will result in interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we may not be able to continue our operations and it is likely that you would lose your entire investment in our company.

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WE MAY NEED TO RAISE CAPITAL OVER THE NEXT TWELVE MONTHS TO FUND OUR OPERATIONS.

We do not have any additional commitments to provide capital and we cannot assure you that funds are available to us upon terms acceptable to us, if at all. If we do not raise funds as needed, our ability to provide for current working capital needs and satisfy our obligations is in jeopardy. In this event, you could lose all of your investment in our company.

BECAUSE WE SELL CAPITAL EQUIPMENT, OUR BUSINESS IS SUBJECT TO OUR CUSTOMERS’ CAPITAL BUDGET AND WE MAY SUFFER DELAYS OR CANCELLATIONS OF ORDERS. ANY DOWNTURN IN THE U.S. ECONOMY MAY ADVERSELY IMPACT NET SALES IN FUTURE PERIODS.

Customers for our products are companies that require teleconferencing equipment. These companies may purchase our equipment as part of their capital budget. As a result, we are dependent upon receiving orders from companies that are either expanding their business, commencing a new business, upgrading their capital equipment or otherwise require capital equipment. Our business is therefore dependent upon both the economic health of our customers’ financial condition and our ability to offer products that meet their requirements based on potential cost savings in using teleconferencing equipment in contrast to existing equipment or equipment offered by others.

OUR DEPENDENCE ON A LIMITED NUMBER OF THIRD-PARTY SUPPLIERS FOR KEY SURVEILLANCE, TELECONFERENCING AND CUSTOMIZED EQUIPMENT COULD PREVENT US FROM TIMELY DELIVERING OUR PRODUCTS TO OUR CUSTOMERS IN THE REQUIRED QUANTITIES, WHICH COULD RESULT IN ORDER CANCELLATIONS AND DECREASED REVENUES.

We purchase equipment from a limited number of third-party suppliers. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to obtain equipment or our products may be available at a higher cost or after a long delay, and we could be prevented from delivering our products to our customers in the required quantities and at prices that are profitable. Problems of this kind could cause us to experience order cancellations and loss of market share. The failure of a supplier to supply components that meet our quality, quantity and cost requirements in a timely manner could impair our ability to deliver our products or increase our costs, particularly if we are unable to obtain these components from alternative sources on a timely basis or on commercially reasonable terms. As a result, such equipment is not readily available from multiple vendors and would be difficult to repair or replace.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Roger Ralston, our Chairman and Chief Executive Officer, and Michele Ralston, our Chief Financial Officer, and a director. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Roger Ralston, our Chairman and Chief Executive Officer, would have voting power equal to approximately 69.76% of our voting securities. As a result, management through such stock ownership rights has the ability to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

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Risks Related to Our Stock

OUR STOCK PRICE MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

●	technological innovations or new products and services by us or our competitors;

●	additions or departures of key personnel;

●	sales of our common stock, particularly under any registration statement for the purposes of selling any other securities, including management shares;

●	negative sentiment from investors, customers, vendors and strategic partners due to doubt about our ability to continue as a going concern;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

WE ARE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We are subject to the Securities and Exchange Commission’s “penny stock” rules since our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

OUR CURRENT CHIEF EXECUTIVE OFFICER AND A MEMBER OF THE BOARD OF DIRECTORS, MR. ROGER RALSTON, HOLDS SERIES A PREFERRED STOCK, CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CAPITAL STOCK AND HAS SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

Roger Ralston, our chief executive officer and a member of the board of directors, controls a significant percentage of our capital stock. Accordingly, Mr. Ralston will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, the election and removal of directors, and will continue to have significant influence over our business. As a result of his ownership and position in the Company, Mr. Ralston is able to influence all matters requiring shareholder action, including significant corporate transactions.

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THERE IS, AT PRESENT, ONLY A LIMITED MARKET FOR OUR COMMON STOCK AND WE CANNOT ENSURE INVESTORS THAT AN ACTIVE MARKET FOR OUR COMMON STOCK WILL EVER DEVELOP OR BE SUSTAINED.

Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect our relative value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Because our common stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price and investors may not be able to liquidate their investment in us at all or at a price that reflects the value of the business. In addition, our common stock currently trades on the OTC Pink, which generally lacks the liquidity, research coverage and institutional investor following of a national securities exchange like the NYSE MKT, the New York Stock Exchange or the Nasdaq Stock Market. While we intend to list our common stock on a national securities exchange once we satisfy the initial listing standards for such an exchange, we currently do not, and may not ever, satisfy such initial listing standards.

OUR BOARD OF DIRECTORS CAN AUTHORIZE THE ISSUANCE OF PREFERRED STOCK, WHICH COULD DIMINISH THE RIGHTS OF HOLDERS OF OUR COMMON STOCK AND MAKE A CHANGE OF CONTROL OF US MORE DIFFICULT EVEN IF IT MIGHT BENEFIT OUR SHAREHOLDERS.

Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. We currently have 51 shares of Series A Preferred Stock issued and outstanding. We may issue additional shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our shareholders.

OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock and make it more difficult for us to raise funds through future offerings of common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price of our common stock.

In addition, if our shareholders sell substantial amounts of our common stock in the public market, upon the expiration of any statutory holding period under Rule 144, upon the expiration of lock-up periods applicable to outstanding shares, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could also make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. AS A RESULT, ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investment in our common stock will only occur if our stock price appreciates.

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WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. While we have adopted certain corporate governance measures such as a Code of Ethics, we presently do not have any independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures and independent directors in formulating their investment decisions.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2015. We are evaluating our internal control systems in order to allow our management to report on our internal controls, as a required part of our Annual Report on Form 10-K.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.

In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

Risks Related to the Offering

OUR EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE GHS FINANCING AGREEMENT.

The sale of our common stock to GHS Investments LLC in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

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The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

THE ISSUANCE OF SHARES PURSUANT TO THE GHS FINANCING AGREEMENT MAY HAVE A SIGNIFICANT DILUTIVE EFFECT.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price of 80% of the lowest trading price during the pricing period.

GHS INVESTMENTS LLC WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the GHS Financing Agreement will be purchased at a twenty percent (20%) discount, or eighty percent (80%) of the lowest closing price for the Company’s common stock during the ten (10) consecutive trading days immediately preceding the Purchase Date (as defined in the GHS Financing Agreement).

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT UNDER THE FINANCING AGREEMENT.

The lowest closing price of the Company’s common stock during the ten (10) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.0055. At that price we would be able to sell shares to GHS under the Financing Agreement at the discounted price of $0.0044. At that discounted price, the 60,000,000 shares would only represent $264,000, which is far below the full amount of the Financing Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

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Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

USE OF PROCEEDS

The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the GHS Financing Agreement.

SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 60,000,000 shares of our common stock, which consists of shares of common stock to be sold by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent approximately 29.59% of our issued and outstanding shares of common stock as of July 23, 2018.

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We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 202,743,300 shares of our common stock outstanding as of July 23, 2018.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Being Offered	# of Shares (2)	% of Class (2)
GHS Investments LLC (3)	0	(4)	0	0%

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Notes:

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2) Because the selling stockholders may offer and sell all or only some portion of the 60,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(3) Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.

(4) Consists of up to 60,000,000 shares of common stock to be sold by GHS pursuant to the Financing Agreement.

THE OFFERING

On July 20, 2018, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $8,000,000 worth of our common stock over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective. The $8,000,000 was stated as the total amount of available funding in the Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. In connection with the Financing Agreement, the Company executed a promissory note dated July 10, 2018, in the principal amount of $21,000 (the “Note”) as payment of the commitment fee for the Financing Agreement. The Note has an original issue discount of 5%, bears interest at the rate of 10% per annum and has a maturity date of April 10, 2019. After 180 days the Note is convertible into shares of common stock of the Company at a fixed price of $0.0031 per share. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If the bid/ask spread remains the same we will not be able to place a put for the full commitment under the Financing Agreement. Based on the lowest closing price of our common stock during the ten (10) consecutive trading day period preceding the filing date of this registration statement was approximately $0.0055, the registration statement covers the offer and possible sale of $264,000 worth of our shares.

The purchase price of the common stock will be set at eighty percent (80%) of the lowest trading price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 9.99%.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the put shares unless:

● Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;

● We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and

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● We shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● privately negotiated transactions;

● broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

● a combination of any such methods of sale.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

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We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate of one billion (1,000,000,000) shares of common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As of July 23, 2018, we had 202,743,300 shares of common stock outstanding and 51 shares of Series A Preferred Stock outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of the date hereof, the Company has not issued any warrants to purchase any of the Company’s securities.

Options

As of the date hereof, the Company has not issued and options to purchase any of the Company’s securities.

Securities Authorized for Issuance Under Equity Compensation Plans

On October 21, 2016, the Board of Directors of the Company approved the adoption of Amendment No. 1 to the DirectView Holdings, Inc. 2014 Incentive Plan (the “Plan”) to increase the authorized shares under the Plan to 50,000,000. On November 23, 2016, the Company filed a Registration Statement on Form S-8 to register with the U.S. Securities and Exchange Commission 30,000,000 shares of the Company’s common stock, which may be issued by the Company upon the exercise of options granted, or other awards made, pursuant to the terms of the Plan. Please see the Plan filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on November 23, 2017.

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Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock with a $.0001 par value. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions. The board of directors designated 51 shares of preferred stock as Series A Preferred Stock, 51 shares of which are currently issued and outstanding.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Stautes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

● Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

● Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

● Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

● Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements for the Company as of December 31, 2017 and 2016 and for the years then ended included in this prospectus have been audited by Assurance Dimensions, Inc. and D’Arelli Pruzansky, P.A., respectively, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement will be passed upon by Lucosky Brookman LLP.

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INFORMATION WITH RESPECT TO THE REGISTRANT

Overview

Corporate History

We were incorporated under the laws of the State of Delaware on October 6, 2006. In October 2006 we acquired Ralston Communications and Meeting Technologies from DirectView, Inc., a Nevada corporation of which our executive officers and directors were officers and directors immediately prior to such acquisition, in exchange for the assumption by us of these subsidiaries working capital deficiencies and any and all trade credit and other liabilities. Immediately prior to this transaction, in conjunction with the acquisition by DirectView, Inc. of all of the stock of another entity which resulted in a change of control of DirectView, Inc., our executive officers and directors resigned from their positions with DirectView, Inc. Both Ralston Communications and Meeting Technologies had historically provided the video conferencing services we continue to provide. Thereafter, in February 2007 we formed DirectView Security and in July 2007 we formed DirectView Video. On March 14, 2014, the Board of Directors and the majority shareholders approved and ratified the Company’s reincorporation merger from Delaware to Nevada, amongst other corporate actions disclosed in the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on April 8, 2014. In March of 2015, the Company completed a 1 for 30 reverse stock split of its common stock.

Organization

Directview Holdings, Inc., a Nevada corporation (“Directview Holdings”) was formed in October 2006. At that time DirectView Holdings acquired Ralston Communications Services, Inc., a Florida Corporation, (“Ralston Communications”) and Meeting Technologies, Inc. a Delaware corporation (“Meeting Tech”).

Thereafter Directview Holdings formed Directview Security Systems, Inc., a Florida corporation (“Directview Security”) as a wholly owned subsidiary in February 2007 and Directview Video Technologies, Inc., a Florida corporation, (“Directview Video”) as a wholly owned subsidiary in July 2007.

Subsidiaries

DirectView Video Technologies, Inc. - is a full-service provider of high-quality, cost efficient videoconferencing technologies and services. DirectView provides multipoint videoconferencing, network integration services, custom room design, staffing, document conferencing and IP / web conferencing services to businesses and organizations in the United States and around the world. DirectView conferencing services enable our clients to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations.

DirectView Security Systems, Inc. - is a provider of the latest technologies in surveillance systems, digital video recording and services. The systems provide the latest in onsite and remote video and audio surveillance.

Ralston Communications Services, Inc. - is a full-service provider of network services who partners with Sprint and works with other carriers such as Verizon and AT&T. The network allows many clients of other Directview Holdings companies to communicate whether they need it for DirectView videoconferencing connections or monitoring or DVRs.

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Meeting Technologies Inc. - is a company that provides services similar to DirectView Video Technologies, Inc.

Video Surveillance Limited Liability Company - is a company specializing in video and surveillance and access control solutions.

Apex CCTV Limited Liability Company - is a company specializing in video and surveillance and access control solutions.

Current Business Operations

Through our subsidiaries, our business operates within two divisions (i) security and surveillance, and (ii) video conferencing services. All of these entities combine to provide the services offered by Directview Holdings. None of the employees or officers of Directview Holdings provide similar services for any other entity.

Security and Surveillance. Designs and installs surveillance systems, digital video recording and services.

Video conferencing services: Full-service provider of teleconferencing services.

Security and Surveillance

We provide our customers with a range of technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance. We offer several service options to protect and maintain each company’s security investment which includes a customized security system. We assess each client’s security needs and challenges through an on-site survey, which is performed by specially trained technicians, consists of a video-taped analysis and in-depth interviews to determine each client’s security needs. We also make recommendations for initiating or improving each client’s systems as well as, providing a plan for growth. We are able to provide a plan for a simple addition or a major migration to a new platform. We provide the highest quality installations, from mobilization to final testing, certification and training. We offer a complete line of non-proprietary products including:

●	DVR Recorders and Cameras

●	NVR Recorders and IP Cameras

●	Motion Detection and Thermal Imagery

●	Remote Control Device Management

●	Access Control Solutions

●	Video Intercoms

●	Laser and Video Beam Perimeter Security

●	Security Design and Consulting

●	Equipment Maintenance Service Plans

We have also developed customized software programs and applications to work with the products we offer to customers to enhance their convenience and capability. We have developed a mobile application which we call the “DirectView Security App” to enable full remote management of deployed surveillance devices including positioning cameras, setting recording parameters, and replay of selected video.

We target businesses of various sizes ranging from residential to large scale businesses. Our main markets can be divided into five categories which include:

●	Transportation (Airports, Heliports, and Bus Terminals)

●	Hospitality (Hotels, Golf Courses, and Bar/Restaurant)

●	Industrial (Warehouse, Storage, and Manufacturing)

●	Educational (Daycare, Private Schools, Learning Centers/Religious Organizations

●	Residential (Condos/Co-ops, Property Management Companies, and Private Homes)

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Video Conferencing Services

We are a full-service provider of video conferencing technologies and services. We provide multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services to businesses and organizations in the United States and we focus to provide this around the world. We believe that our video conferencing services enable our clients to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations. Our mission is to provide customized video conferencing solutions and services to businesses and organizations. From design to installation, we strive to deliver products and services that are simple to understand, easy to implement and even easier to use.

Our products and services include the:

● sale of conferencing services based upon usage,

● sale and installation of video equipment, and

● sale of maintenance agreements.

Video conferencing as a medium for business communications has provided opportunities to streamline complex business processes and to conduct transactions more efficiently. As a result, sophisticated audio or video-enabled interactive communications have become increasingly necessary as companies seek to become more efficient and effective. We seek to employ the technical knowledge of our management team to provide our clients with solutions for a wide range of applications suitable for a variety of industries. We have installation and integration experience with expertise in one-on-one or large, multi-sided group meetings, and we currently have installations ranging from very simple configurations to highly customized rooms with multiple cameras, document presentation stands, recording devices, scanners, and printers.

Initially we provide consultation to address and evaluate the project requirements and to offer expert advice on technology solution for our customer’s specific application. We assess the customer’s needs, desires and existing communications equipment, as well as cost-justification and return-on-investment analysis for system installations. Our products and services include multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services.

A multipoint video conference is a video conference involving more than two sites. As a participant speaks, video is switched at all sites to broadcast the person speaking by a device called a multi-control unit. This switching unit is sound activated and can distinguish between short ambient sounds and long sustained sounds. It can also be set up in a “Hollywood Squares” type of look where all participants see each other. The call can also be set in a “chairperson mode” in which all sites see only the person heading the call. We offer multipoint bridge services to tie all of the locations, and we control this multipoint bridge. We outsource the remote access services which are incorporated into these multipoint video conferences to a variety of third party providers. We have no fixed agreements with such third-party providers. Our base standard price is from $125 to $150 per hour per location which includes all costs related to these services. Where the client requests, we can staff a client assignment with one of our employees to manage all of the client’s video conferencing needs. The cost of this technical support varies from assignment to assignment.

We offer a wide variety of network integration services to support our clients’ planning, design, and implementation efforts in deploying new network technologies such as Internet protocol (IP), integrated services digital network (ISDN), a T-1 data transfer system or working with their existing network infrastructure. Our network integration services are designed to be comprehensive to ensure that all unique collaboration needs are met. Our services can include a full menu of services from initial order coordination with outside contractors or providers to liaison with local phone companies, installation, training, or can be customized for a particular job. Whether starting from scratch or working with an existing environment we can also provide all aspects of design and installation for video conferencing rooms, including room layout, furniture, built in wall monitors, custom audio and video as well as document collaboration such as T120 data conferencing and document camera and presentation stands. We will also design computer integration. Costs for these custom installations may vary based upon the layout and complexity of the job.

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We also offer our clients document conferencing and IP/Web conferencing services. Document conferencing affords the ability to bring people together to discuss, review and collaborate as a group, and to make on-line, real-time decisions regardless of the locations of the participants. IP/web conferencing services provides the client with a reliable and affordable way to share software applications, PowerPoint presentations, or anything running on a personal computer with others in online meetings. With these systems, meeting participants can view with clarity what is displayed on a desktop. We utilize third party software and applications such as Polycom and Sony to provide these services to our clients.

When a video conferencing system is functional, we also provide training to all levels of the customer’s organization, including executives, managers, management information systems and data processing administrators, technical staff and end users. The training includes instruction in system operation, as well as the planning and administration of meetings. The training can last anywhere from one hour to two days, depending upon the level of training that the client requests or requires. All training costs are built into each sale where training is required.

We are also a reseller of video conferencing products, including integrated video conferencing systems, video presentation products, flat screen monitors, iPower collaboration tools, Polycom view stations. We sell products from a variety of top manufacturers including Sony, Elggen, Fujitsu, Hitachi, JVC, NEC, Panasonic, Phillips, Pioneer, Samsung and ViewSonic.

Suppliers

We are dependent on third parties for the supply and manufacturing of our subassemblies, components and electronic parts, including standard and custom-designed components. We generally do not maintain supply agreements with such third parties but instead purchase components and electronic parts pursuant to purchase orders in the ordinary course of business. We are dependent on the ability of our third-party manufacturers and suppliers to meet our design, performance and quality specifications.

Marketing and Distribution

Our security systems division focuses most of its sales and marketing efforts in various industries to companies where there is space/room to be monitored by our surveillance camera systems. Our marketing efforts are done through direct sales force, referrals and our website.

Our video conferencing products and services are marketed and sold to the commercial, government, medical and educational sectors through a direct sales force and through referrals. We currently have three sales agents in our direct sales force that works for commission. Most of our sales comes from word of mouth and referrals. Sales of video conferencing products to resellers are made on terms with respect to pricing, payment and returns that are consistent with those offered to end user customers. No price protection or similar arrangement is offered, nor are the obligations as to payment contingent on the resale of the equipment purchased by the reseller. There are no special rights to return equipment granted to resellers, nor are we obligated to repurchase reseller inventory.

We provide our security and surveillance and video conferencing sales force with ongoing training to ensure that it has the necessary expertise to effectively market and promote our business and solutions. In conjunction with manufacturer-sponsored programs, we provide existing and prospective customers with sales, advertising and promotional materials. Our technical and training personnel periodically attend installation and service training sessions offered by various manufacturers to enhance their knowledge and expertise in the installation and maintenance of the systems.

Competition

The security industry is highly competitive. We compete on a local and regional level with a small number of major firms and many smaller companies in the installed surveillance system space, and nationally in the direct to dealer space. We compete primarily on the quality of our service and the design and reliability of our products. Some of our competitors have greater name recognition and financial resources than us. We may also face competition from potential new entrants into the security industry or increased competition from existing competitors that may attempt to develop the ability to offer the full range of services that we offer. We believe that competition is based primarily on the ability to deliver solutions that meet a client’s requirements and, to a lesser extent, on price. Our competitors in the installed system space include Vector Security, American Sentry Guard, GVI Security Solutions, Inc., ADT Security Services, Ltd. (a division of Tyco International) and Sonitrol, Inc. There can be no assurance that we will be able to compete successfully in the future against existing or potential competitors who are larger or better capitalized.

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The market for video conferencing products and services is extremely competitive. Competitive factors include pricing, our reputation and ease of use. Our primary competitors include manufacturers and resellers of video communications equipment, some are larger, have longer operating histories and have greater financial resources and industry recognition than us. The competitors would include local Bell Companies, Polycom and Tandberg.

Since the barriers to entry in the market are relatively low and the potential market is large, we expect continued growth in existing competitors and the entrance of new competitors in the future. Most of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do. As a result, these companies may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and may be able to devote greater resources to the promotion and sale of their competing products and services. There are no assurances we will ever effectively compete in our target markets.

Our Customers

During the year ended December 31, 2017, one customer accounted for 34% of revenues.

Our video conferencing products and services are sold to commercial, government, medical and educational sectors that use technology to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations. Our security system division provides the latest technologies in surveillance systems, digital video recording and services in any industry, organization and companies.

Website

We maintain two websites at www.directview.com and www.directviewsecurity.com.

Intellectual Property

We do not have any intellectual property at this time.

Employees

We currently have seventeen employees which includes our two officers; Roger Ralston, CEO and Michele Ralston, CFO both of whom are full-time. None of our employees are covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our shares of common stock are quoted on the OTC Markets OTC Pink under the symbol “DIRV”. The OTC Markets OTC Pink is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTC Markets OTC Pink equity security is not listed or traded on a national securities exchange.

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The following table sets forth the high and low price for our common stock for each quarter during the 2016 and 2017 fiscal years. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Fiscal 2016	High	Low
First Quarter (January 1 – March 31)	$38.50	$17.50
Second Quarter (April 1 – June 30)	$20.30	$2.10
Third Quarter (July 1 – September 30)	$4.20	$0.42
Fourth Quarter (October 1 – December 31	$0.06	$0.14

Fiscal 2017	High	Low
First Quarter (January 1 – March 31)	$0.22	$0.04
Second Quarter (April 1 – June 30)	$0.28	$0.027
Third Quarter (July 1 – September 30)	$0.045	$0.005
Fourth Quarter (October 1 – December 31)	$0.044	$0.01

Fiscal 2018	High	Low
First Quarter (January 1 – March 31)	$0.0221	$0.0032
Second Quarter (April 1 – June 30)	$0.0395	$0.006
Third Quarter (July 1 – July 10)	$0.0095	$0.0053

(b) Holders of Common Equity

As of the date hereof, there were approximately 195 stockholders of record. An additional number of stockholders are beneficial holders of our common stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not paid any cash dividends to our holders of common stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

Our Company was formed in October 2006 and immediately thereafter we acquired Ralston Communication Services and Meeting Technologies from DirectView, Inc., a Nevada corporation of which Mr. and Mrs. Ralston were officers and directors immediately prior to such acquisition, in exchange for the assumption by us of these subsidiaries working capital deficiencies and any and all trade credit and other liabilities. Both of these entities had historically provided the video conferencing services we continue to provide. Thereafter, in February 2007, we formed DirectView Security Systems, Inc. (“DirectView Security”) and in July 2007 we formed DirectView Video. DirectView Security began offering services and products immediately from inception.

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Effective April 20, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Video Surveillance Limited Liability Company, a Texas limited liability company with an assumed name of Virtual Surveillance (“VS”), Apex CCTV Limited Liability Company, a Texas limited liability company formerly known as Vaultronics (“APEX” and together with VS, the “Acquisition Companies”), and Mark D. Harris the sole member and equity owner of each of the Acquisition Companies (the “Seller”). The Company entered into the SPA to expand business operations and increase our presence. We anticipate serving more clients and increasing revenue with the addition of VS and APEX.

Our operations are conducted within New York and Texas.

We operate our security division through DirectView Security, Virtual Surveillance, and ApexCCTV, LLC where we provide a wide array of video and audio hardware and software options to create custom security and surveillance solutions for large and small businesses as well as residential customers. The Company currently services customers in transportation, hotel and hospitality, education, cannabis, food services, and real estate industries.

We provide our customers with the latest technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance. We generate revenue through the sale and installation of surveillance systems and the sale of maintenance agreements.

We have also developed custom software programs and applications to work with the products we offer to customers to enhance their convenience and capability. We have developed a mobile application which we call the “DirectView Security App” to enable full remote management of deployed surveillance devices including positioning cameras, setting recording parameters, and replay of selected video. The DirectView Security App provides full encryption and is compatible with all Apple and Android based mobile devices. We are also in late stage development of a proprietary software platform targeted for educational institutions/daycare, aviation, and religious organizations. The platform will enable tiered database controlled access to multiple encrypted live streaming videos with audio with full scalability. The software will allow these businesses and organizations to provide parents, patrons or customers access to see and view a particular classroom, attend a religious service, or watch any activity permitted by the licensor of the software through any internet connected mobile device or computer.

We target businesses of various sizes ranging from residential to large scale businesses.

Beginning in 2014, we focused a significant amount of our business development and marketing efforts towards the legalized cannabis industry. We see this market as a strong growth area for the Company due to our belief that the political landscape will continue to move towards the legalization of marijuana for medical and recreational use across the country.

The medical use of cannabis is legal (with a doctor's recommendation) in 31 states, the District of Columbia, and the territories of Guam and Puerto Rico. The recreational use of cannabis is legal in 9 states (Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Vermont, and Washington) plus the District of Columbia, and decriminalized in another 13 states plus the U.S. Virgin Islands. Many large security service providers have publicly avoided servicing businesses engaged in the sale or growing of marijuana which we believe lowers the competitive landscape.

In addition to conducting direct sales activities to businesses operating in this market, we also focus on partnerships with other service providers in the industry that are generally involved in the design and construction of facilities to grow and dispense marijuana. We have a preferred provider agreement with Legacy Construction Company of Colorado, LLC (“Legacy”). Under the terms of the preferred provider agreement, Legacy directs their retail and marijuana facility construction clients to DirectView for video surveillance and security needs. Legacy has over fifteen years of experience and expertise in commercial general contracting with specific experience in the retail and medical marijuana industry. Legacy holds a Class A general contractors license in six states including Colorado, Wyoming, Nevada, New Mexico, Utah, and Arizona. We also have a strategic partnership agreement with Cannamor, LLC (“Cannamor”), a privately held Colorado based consulting company focusing on legal cannabis growing and dispensing projects, where we are engaged as its exclusive security solutions provider. Under the terms of the agreement, Cannamor exclusively endorses and recommends DirectView as its vendor of choice for the planning and installation of video surveillance, video monitoring, video recording products and related services to its prospective clients. Both of these arrangements have led to sales and a number of large potential project leads within our sales pipeline. We continue to see this industry as a growing part of our security and surveillance business for the foreseeable future.

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In an effort to further expand our market opportunities, in April 2015, we began preparations to develop a unique body-worn-camera solution to target law enforcement, business security and homeland security markets. We expect the solution to comprise of a line of body-worn-cameras integrated with a suite of communications capabilities including high capacity streaming video, Bluetooth®, GPS, push to talk, WIFI/4G LTE, and imbedded biometric access. We are also working to integrate the video feeds with backend storage solutions for video/audio storage including playback and editing of stored evidence. We have received body-worn-camera prototypes that have been manufactured to our design specifications by a large third-party manufacturer and we are currently beta testing those prototypes. We intend to have that manufacturer produce a finished product upon successful completion of product testing.

In order to enhance the communications capability of the solution as well as our marketing capabilities, we entered into an agreement with xG Technology, Inc. (“xG”), a developer of wireless communications and spectrum sharing technologies, to integrate our body-worn-camera device and related hardware with xG’s xMax private mobile broadband technology. The planned integration will consolidate the private, secure, high-performance communications capabilities of xMax with the features and functionality of our body-worn cameras.

We intend to offer our body-worn-cameras and the related suite of communications and storage solutions to our target customers through both direct sales and strategic partnerships with companies that sell complimentary products in the areas of law enforcement, homeland security and private security. In addition to our integration agreement with xG, we entered into a co-marketing agreement with PositiveID Corporation (“PSID”), a developer of diagnostic testing systems for use by first responders, to jointly market both companies’ products to homeland security and first responder markets. We believe that co-marketing and product integration agreements such as these will expand the breadth of our product offerings and enable us to leverage the marketing capabilities of our partners to increase sales opportunities upon product launch.

Our video conferencing products and services enable our clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. Our primary focus is to provide high value-added conferencing products and services to organizations such as commercial, government, medical and educational sectors. We generate revenue through the sale of conferencing services based upon usage, the sale and installation of video equipment and the sale of maintenance agreements.

Our Outlook

Our net sales are currently not sufficient to fund our operating expenses. We have relied upon funds from the issuance of convertible promissory notes, the sale of common stock and advances from our executive officers to provide working capital to the Company. These funds, however, are not sufficient to pay all of our expenses nor to provide the additional capital we believe is necessary to permit us to properly market our company in an effort to increase our sales. We are always looking for opportunities with new dealers to expand our IP based surveillance products offerings and plan to evaluate the market for our products throughout 2018 to determine whether we should hire additional employees in our sales force. We seek to leverage our current customer base which includes major international hotel chains, well known real estate development companies, and respected educational facilities, to build our reputation as a trusted security provider and generate customer referrals. Beginning in 2014 we also began targeting our marketing efforts toward the cannabis industry. We see the specific security needs of this industry, representing a significant opportunity for sales growth. Each state has specific requirements for security which includes extensive video surveillance and perimeter security. Additionally, some larger security companies have been hesitant to enter this market up to this point we believe this will help reduce competitive pressures. While we believe our strategy for growth will result in an increase in demand for our products and service and generate revenues, no assurance can be provided that we will successfully implement our strategy. We are subject to significant business risks and may need to raise additional capital in order to realize and effectuate the above strategy. As a result of the addition of VS and APEX we are planning a roll up strategy to acquire more entities that will compliment ours and enhance our revenue and growth.

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Results of Operations

Three Months Ended March 31, 2018 Compared to Three Months Ended March 31, 2017

Net Sales

Overall, our net sales for the three months ended March 31, 2018 increased approximately 555% from the comparable period in 2016. The following table provides comparative data regarding the source of our net sales in each of these periods and the change from 2017 to 2018:

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	$	% of Total	$	% of Total	Variance
Sale of product	967,057	81%	58,517	46%	1553%
Service	234,073	19%	69,400	54%	237%
Total	1,201,130	100%	127,917	100%	839%

Sales of product for the three months ended March 31, 2018 increased approximately 1553% as compared to the three months ended March 31, 2017. The increase is attributed to the acquisition of VS and Apex. Service revenue increased by approximately 237% for the three months ended March 31, 2018 as compared to the three months ended March 31, 2017. The increase was also attributed to the acquisition of VS and Apex.

Net sales increased due to the acquisition of VS and Apex. In an effort to continue to increase our sales in future periods, we believe we need to monitor and grow the business related to the acquisition of VS and Apex along with hiring additional sales staff to initiate a telemarketing campaign and to obtain leads from various lead sources such as lead generating telemarketing lists, email marketing campaigns and other sources. However, given our lack of working capital, we cannot assure that we will ever be able to successfully implement our current business strategy or increase our revenues in future periods.

Cost of Sales

Cost of product includes product and delivery costs relating to the sale of product revenue. Cost of services includes labor and installation for service revenue. Overall, cost of sales increased approximately 1401% for the three months ended March 31, 2018 compared to the three months ended March 31, 2017. The following table provides comparative data regarding the breakdown of the cost of sales in each of these periods and the change from 2017 to 2018:

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	$	% of Total	$	% of Total	Variance
Cost of product	416,346	63%	30,047	69%	1286%
Cost of service	241,932	37%	13,795	31%	1654%
Total	658,278	100%	43,842	100%	1401%

During the three months ended March 31, 2018, our cost of product increased approximately 1286% as compared to the three months ended March 31, 2017 which is directly related to the acquisition of VS and Apex. Our cost of services for the three months ended March 31, 2018 increased 1654% as compared to the three months ended March 31, 2017 due to the acquisition of VS and Apex.

Total operating expenses for the three months ended March 31, 2018 were $895,896, an increase of $649,922, or approximately 264%, from total operating expenses for the comparable three months ended March 31, 2017 of $245,974. This increase is primarily attributable to the acquisition of VS and Apex coupled with increase in compensation and related taxes, rent, depreciation expense, amortization expense, marketing and public relations, rent and other selling, general and administrative expenses.

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Loss from Operations

We reported loss from operations of $353,044 for the three months ended March 31, 2018, as compared to a loss from operations of $161,899 for the three months ended March 31, 2017, representing an increase in loss of $191,145 or 118%.

Other Income (Expense)

Total other expense was $25,740,456 for the three months ended March 31, 2018 as compared to total other income of $2,122,991 for the three months ended March 31, 2017. The increase in other expense was primarily attributable to the loss on change in fair value of derivative liabilities, increase in interest expense, increase in initial derivative expense, offset by a reduction of amortization of debt discount and a reduction in amortization of deferred financing costs for the three months ended March 31, 2018 compared to the three months ended March 31, 2017.

Net Loss

We reported a net loss of $26,093,500 for the three months ended March 31, 2018 as compared to a net income of $1,961,092 for the three months ended March 31, 2017. Net loss from non-controlling interest for the three months ended March 31, 2018 was $20,983 compared to net income of $17,393 for the three months ended March 31, 2017.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2018, we had a cash balance of $184,410. Our working capital deficit was $38,049,671 at March 31, 2018.

We reported a net increase in cash for the three months ended March 31, 2018 of $115,973. While we currently have no material commitments for capital expenditures, at March 31, 2018 we owed approximately $1.9 million under various notes payable. During the three months ended March 31, 2018, we have raised $308,500 of net proceeds from convertible notes payable.

Accrued expenses were $3,852,882 as of March 31, 2018 and consist of the following:

●	Accrued salaries for certain employees amounting to $1,835,980
●	Accrued commissions for certain employees amounting to $10,357
●	Sales tax payable of $58,364
●	Accrued interest of $1,789,189
●	Accrued payroll liabilities and taxes of $141,732
●	Other accrued expenses of $17,260

On January 5, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $8,947 with a one-year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $13,098, OID of $447, debt discount of $8,053 and derivative expense of $5,045. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $8,947 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $2,572.

On January 19, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $7,895 with a one-year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $11,557, OID of $395, debt discount of $7,105 and derivative expense of $4,452. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $7,895 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $1,958.

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On January 24, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one-year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,591, OID of $2,632, debt discount of $47,368 and derivative expense of $37,223. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $12,829.

On January 30, 2018, the Company issued a convertible promissory note with a principal balance of $58,000 with a one-year maturity date. This note holder has the right to convert the principal balance of the debenture beginning on the date which is one hundred eighty (180) days following the date of this note and ending on the later of the maturity date and the date of the default amount. The convertible promissory note has terms to convert at a 37% discount of the lowest trading price during the 10 days prior to conversion. The Company recorded $3,000 in deferred financing associated with this note. The deferred financing is being amortized on a straight-line basis over the term of the note. The balance of the convertible promissory note amounted to $58,000 as of March 31, 2018. The balance of the convertible promissory note net of deferred financing as of March 31, 2018 amounted to $55,917.

On February 9, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,789 with a one-year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $23,434, OID of $789, debt discount of $8,434 and derivative expense of $15,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $15,789 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $7,719.

On February 15, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $12,632 with a one-year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $18,747, OID of $632, debt discount of $6,747 and derivative expense of $12,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $12,632 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $6,175.

On February 26, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one-year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $39,056, OID of $1,316, debt discount of $14,056 and derivative expense of $25,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $12,225.

On March 6, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one-year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $50,755, OID of $1,579, debt discount of $28,421 and derivative expense of $22,334. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $4,079.

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On March 9, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one-year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $46,868, OID of $1,579, debt discount of $16,868 and derivative expense of $30,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $13,901.

On March 16, 2018, the Company issued a replacement convertible promissory note with a principal balance of $124,689 with a one-year maturity date that was recorded under note payable on the company’s balance sheet as of December 31, 2017 in the amount of $66,667 and accrued interest of $8,811. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $200,404 and derivative expense of $202,404. During the quarter ended March 31, 2018, the note holder converted $18,150 of the principal balance of the convertible promissory note into 10,312,500 common shares at a contractual rate of $.00176 per share. The balance of the convertible promissory note amounted to $106,539 as of March 31, 2018.

On March 21, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a nine-month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $74,001, OID of $2,632, debt discount of $24,000 and derivative expense of $50,001. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $23,205.

On March 23, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one-year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $42,848, OID of $1,316, debt discount of $17,848 and derivative expense of $25,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $7,915.

We reported a net loss of $26,093,500 during the three months ended March 31, 2018. At March 31, 2018 we had a working capital deficit of $38,049,671. We do not anticipate we will be profitable in 2018. Therefore, our operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Furthermore, we have debt obligations, which must be satisfied. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues. Other than those disclosed above, we do not presently have any firm commitments for any additional capital and our financial condition as well as the uncertainty in the capital markets may make our ability to secure this capital difficult. There are no assurances that we will be able to continue our business, and we may be forced to cease operations in which event investors could lose their entire investment in our company. Included in our Notes to the financial statements for the year ended December 31, 2017 is a discussion regarding Going Concern.

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Operating Activities

Net cash used in operating activities for the three months ended March 31, 2018 amounted to $52,500 and was primarily attributable to our net loss of $26,093,500 coupled with an increase in accounts receivable of $105,281, an increase in other assets of $10,545 and a decrease in deferred revenue of $43,646. The losses were offset by an increase in initial derivative liability expense of $425,600, an increase in depreciation and amortization expense of $101,782, an increase in amortization of debt discount of $108,191, an increase in deferred financing costs of $1,965, an increase in original issue discount of $6,372, an increase in stock compensation expense of $71,200, an increase in accrued expenses of $405,964, an increase in accounts payable of $192,061, an increase in other current assets of $69, and a loss on change in fair value of derivative liabilities of $24,902,861. Net cash flows used in operating activities for the three months ended March 31, 2017 amounted to $136,498 and was primarily attributable to our net income of $1,961,092 coupled with an increase in derivative liability expense of $103,281, an increase in amortization of debt discount of $153,550, an increase in deferred financing costs of $1,708, an increase in original issue discount of $11,945, an increase in accounts payable of $32,808, an increase in accrued expenses of $145,986 and an increase in other assets of $9,332. The losses were offset by a decrease in accounts receivable of $85,167, a decrease in other assets of $1,677 and a change in fair value of derivative liabilities of $2,469,356.

Investing Activities

Net cash used in investing activities was $5,130 for the three months ended March 31, 2018 and consisted of a purchase of property and equipment.

Financing Activities

Net cash provided by financing activities was $173,603 for the three months ended March 31, 2018. We received proceeds from convertible notes payable of $308,500. These amounts were offset by repayments of notes payables of $118,877, repayments on the line of credit of $4,020, and payments to a related party of $12,000. Net cash flows provided by financing activities was $119,000 for the three months ended March 31, 2017. We received proceeds from convertible notes payable of $59,000 and proceeds from notes payable of $60,000.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of March 31, 2018, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:
Operating Leases	$136,452	125,081	11,371	-	-
Total Contractual Obligations:	$136,452	125,081	11,371	-	-

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Critical Accounting Policies and Estimates

Our unaudited financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for our company include revenue recognition and accounting for stock-based compensation, use of estimates, accounts receivable, property and equipment, derivative liabilities and income taxes.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09 (ASC 606) and related amendments, which superseded all prior revenue recognition methods and industry-specific guidance. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of control for promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity is required to identify the contract(s) with a customer, identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied (i.e., either over time or point in time). ASC 606 further requires that companies disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 provides companies an option of two transition methods, the full retrospective method, in which case the standard would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. The ASU is effective for annual reporting periods beginning after December 15, 2017.

Effective January 1, 2018 (beginning of fiscal year 2018), the Company adopted the requirements of ASC 606 using the modified retrospective method. The guidance was not applied to contracts that were complete at December 31, 2017, and the comparative information for the prior fiscal year has not been retrospectively adjusted.

The adoption of ASC 606 did not have any impact on the Company’s consolidated financial statements. The adoption of ASC 606 did not have a significant impact on the Company’s revenue recognition policy as revenues on the substantial majority of the Company’s contracts continue to be recognized over time.

In adopting ASC 606, the Company elected to use certain practical expedients permitted by the standard including electing to adopt the right-to-invoice practical expedient on certain time and material contracts where the Company recognizes revenues as it is contractually able to invoice the customer based on the control transferred to the customer.

The following policies reflect specific criteria for the various revenue streams of the Company:

Revenue is recognized upon transfer of control of conferencing services. The Company generally does not charge up-front fees and bills its customers based on usage. The Company has elected the practical expedient to recognized revenue “as-billed”.

Revenue for video equipment sales and security surveillance equipment sales is recognized upon delivery and installation which the Company has determined is the point in time that control is transferred to the customer. Due to the nature of the Company’s business it is not practicable to return products therefore the Company has determined that it is not necessary to estimate for sales returns and allowances. The Company’s manufacturers provide the highest quality products available. If there is a defect in a product related to materials or workmanship the Company extends the manufacturer’s warranty to its customers. To date this process has never occurred. Therefore, no warranty liability is recorded.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable. Maintenance agreements are considered stand ready arrangements for which control is transferred to the customer ratably over time.

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Stock Based Compensation

In December 2004, the Financial Accounting Standards Board, or FASB, issued FASB ASC Topic 718: Compensation – Stock Compensation (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under ASC 718. Upon adoption of ASC 718, the Company elected to value employee stock options using the Black-Scholes option valuation method that uses assumptions that relate to the expected volatility of the Company’s common stock, the expected dividend yield of our stock, the expected life of the options and the risk-free interest rate. Such compensation amounts, if any, are amortized over the respective vesting periods or period of service of the option grant.

Use of Estimates

The preparation of these unaudited financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Account Receivable

We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and Equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). It requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

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Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and we intend to settle our current tax assets and liabilities on a net basis.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on our financial statements.

Recent Accounting Pronouncements and Adoption of New Accounting Principles

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on the results of operations, financial condition or cash flows, except as described below.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 for all entities by one year. This update is effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim periods within those reporting periods. Earlier application was permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. ASU 2014-09 was to become effective for us beginning January 2017; however, ASU 2015-14 deferred our effective date until January 2018, which is when we plan to adopt this standard. The ASU permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). The ASU also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required for customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. We have completed the process of evaluating the effect of the adoption and determined that our contracts for which customers purchase both surveillance products and installation services from us may result in a change to our reported revenues as a result of the adoption. Based on our evaluation process and review of our contracts with customers, the timing and amount of revenue recognized based on ASU 2015-14 will be recognized when our performance obligations are satisfied for both product sales and installation services. This differs from previous guidance in which we recognized the sale of the products and installation services at the same time. We adopted the new standard effective January 1, 2018, using the modified retrospective approach, and will expand our consolidated financial statement disclosures in order to comply with the ASU. The adoption of ASU 2015-14 did not have a material impact on our results of operations, cash flows, or financial position due to the short-term nature of our contracts.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit)—the new ASU will require both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

Off Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

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Results of Operations

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Net Sales

Overall, our net sales for the year ended December 31, 2017 increased approximately 531% from the comparable period in 2016. The following table provides comparative data regarding the source of our net sales in each of these periods and the change from 2017 to 2016:

	Year Ended December 31, 2017		Year Ended December 31, 2016
	$	% of Total	$	% of Total	Variance
Sale of product	2,379,190	82%	309,687	67%	668%
Service	525,797	18%	151,015	33%	248%
Total	2,904,987	100%	460,702	100%	531%

Sales of product for the year ended December 31, 2017 increased approximately 668% as compared to the year ended December 31, 2016. The increase is attributed to the acquisition of VS and Apex. Service revenue increased by approximately 248% for the year ended December 31, 2017 as compared to the year ended December 31, 2016. The increase was also attributed to the acquisition of VS and Apex.

Net sales increased due to the acquisition of VS and Apex. In an effort to continue to increase our sales in future periods, we believe we need to monitor and grow the business related to the acquisition of VS and Apex along with hiring additional sales staff to initiate a telemarketing campaign and to obtain leads from various lead sources such as lead generating telemarketing lists, email marketing campaigns and other sources. However, given our lack of working capital, we cannot assure that we will ever be able to successfully implement our current business strategy or increase our revenues in future periods.

Cost of Sales

Cost of product includes product and delivery costs relating to the sale of product revenue. Cost of services includes labor and installation for service revenue. Overall, cost of sales increased approximately 610% for the year ended December 31, 2017 compared to the year ended December 31, 2016. The following table provides comparative data regarding the breakdown of the cost of sales in each of these periods and the change from 2017 to 2016:

	Year Ended December 31, 2017		Year Ended December 31, 2016
	$	% of Total	$	% of Total	Variance
Cost of product	1,192,177	73%	134,662	58%	785%
Cost of service	450,952	27%	96,603	42%	367%
Total	1,643,129	100%	231,265	100%	610%

During the year ended December 31, 2017, our cost of product increased approximately 785% as compared to the year ended December 31, 2016 which is directly related to the acquisition of VS and Apex. Our cost of services for the year ended December 31, 2017 increased 367% as compared to the year ended December 31, 2016 due to the acquisition of VS and Apex.

Total operating expenses for the year ended December 31, 2017 were $2,134,703, an increase of $503,724, or approximately 31%, from total operating expenses for the comparable year ended December 31, 2016 of $1,630,979. This increase is primarily attributable to the acquisition of VS and Apex coupled with increase in compensation and related taxes, rent, depreciation expense and amortization expense.

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Loss from Operations

We reported loss from operations of $872,845 for the year ended December 31, 2017, as compared to a loss from operations of $1,401,542 for the year ended December 31, 2016, representing a decrease in loss of $528,697 or 38%.

Other Income (Expense)

Total other expense was $674,320 for the year ended December 31, 2017 as compared to total other expense of $3,396,110 for the year ended December 31, 2016. The increase in other expense was primarily attributable to the loss on change in fair value of derivative liabilities, increase in interest expense, offset by other income due to a write off of lease abandonment liabilities. Other expenses decreased due to a reduction of amortization of debt discount for the year ended 2017 compared to the year ended 2016.

Net Loss

We reported a net loss of $1,547,165 for the year ended December 31, 2017 as compared to a net loss of $4,797,652 for the year ended December 31, 2016. Net income from non-controlling interest for the year ended December 31, 2017 was $5,681 compared to net loss of $35,072 for the year ended December 31, 2016.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2017, we had a cash balance of $68,437. Our working capital deficit was $13,004,160 at December 31, 2017.

We reported a net increase in cash for the year ended December 31, 2017 of $9,988. While we currently have no material commitments for capital expenditures, at December 31, 2017 we owed approximately $2,000,000 under various notes payable. During the year ended December 31, 2017, we have raised $465,000 of net proceeds from convertible notes payable and $59,000 from notes payable.

Accrued expenses were $3,607,100 as of December 31, 2017 and consist of the following:

●	Accrued salaries for certain employees amounting to $1,770,027
●	Accrued commissions for certain employees amounting to $18,633
●	Sales tax payable of $54,532
●	Accrued interest of $1,611,924
●	Accrued payroll liabilities and taxes of $134,724
●	Other accrued expenses of $17,260

We reported a net loss of $1,547,165 during the year ended December 31, 2017. At December 31, 2017 we had a working capital deficit of $13,004,160. We do not anticipate we will be profitable in 2018. Therefore, our operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt and convertible debt securities, obtaining credit facilities, or other financing mechanisms. The trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Furthermore, we have debt obligations, which must be satisfied. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues. Other than those disclosed above, we do not presently have any firm commitments for any additional capital and our financial condition as well as the uncertainty in the capital markets may make our ability to secure this capital difficult. There are no assurances that we will be able to continue our business, and we may be forced to cease operations in which event investors could lose their entire investment in our company. Included in our Notes to the financial statements for the year ended December 31, 2017 is a discussion regarding Going Concern.

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Operating activities

Net cash used in operating activities for the year ended December 31, 2017 amounted to $420,481 and was primarily attributable to our net loss of $1,547,165 coupled with an increase in accounts receivable of $329,182, a gain in change in fair value of derivative liabilities of $1,485,907, and an increase in capitalized costs of $89,813. The losses were offset by an increase in derivative liability expense of $537,541, an increase in depreciation and amortization expense of $273,630, an increase in amortization of debt discount of $403,245, an increase in deferred financing costs of $6,968, an increase in original issue discount of $36,350, an increase in other assets of $26,322, an increase in bad debt of $844, an increase in accrued expenses of $1,341,243, an increase in accounts payable of $110,523, an increase of stock compensation expense of $25,000, and an increase in deferred revenue of $254,764. Net cash flows used in operating activities for the year ended December 31, 2016 amounted to $1,046,575 and was primarily attributable to our net loss of $4,797,652 coupled with an increase in accounts receivable of $4,676 and an increase in other assets of $53,605. The losses were offset by depreciation of $15,156, common stock issued for compensation and services of $69,864, change in fair value of derivative liabilities of $958,072, derivative liability expenses of $348,244, amortization of debt discount of $1,721,296, amortization of deferred financing costs of $6,288, amortization of original issue discount of $86,524, bad debt expense of $106,898, deferred revenue of $38,500 and an increase in accounts payable and accrued expenses of $458,516.

Investing activities

Net cash provided by investing activities was $14,648 for the year ended December 31, 2017. We received cash from the acquisition of companies of $59,389 which was offset by an acquisition of a telephone system of $3,222 and the acquisition of the companies of $41,519.

Financing activities

Net cash provided by financing activities was $415,821 for the year ended December 31, 2017. We received proceeds from convertible notes payable of $465,000, proceeds from notes payable of $59,000, and proceeds for a line of credit of $34,248. These amounts were offset by repayments of notes payables of $136,148 and repayments on the line of credit of $6,279. Net cash flows provided by financing activities was $775,009 for the year ended December 31, 2016. We received proceeds from convertible notes payable of $850,644 and proceeds from notes payable of $25,000 offset by payments on convertible notes payable of $54,989, payments on notes payable of $34,900 and payments to related parties of $10,746.

Reverse Split

1-for-200 Reverse Stock Split

Effective May 17, 2017, the Company filed an Articles of Amendment to the Articles of Incorporation of the Company (the “Amendment”) to effectuate a reverse split of the Company’s issued and outstanding common stock at an exchange ratio of 1-for-200 (the “Reverse Split”). As a result of the Reverse Split, every two hundred (200) shares of the Company’s issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock. The number of authorized shares will remain unchanged. No fractional shares will be issued in connection with the Reverse Split. Any fractional shares of common stock resulting from the Reverse Split will be rounded up to the nearest whole share. It is not necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the Reverse Split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares.

On May 18, 2017, the Company received notice from Financial Industry Regulatory Authority that the Reverse Split has been approved and took effect at the opening of trading on May 22, 2017.

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The Reverse Split has no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of December 31, 2017, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:
Operating Leases	$170,565	125,081	45,484	-	-
Total Contractual Obligations:	$170,565	125,081	45,484	-	-

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for our company include revenue recognition and accounting for stock-based compensation, use of estimates, accounts receivable, property and equipment, derivative liabilities and income taxes.

Revenue Recognition

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. When a customer order contains multiple items such as hardware, software, and services which are delivered at varying times, we determine whether the delivered items can be considered separate units of accounting. Delivered items should be considered separate units of accounting if delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of undelivered items, and if delivery of undelivered items is probable and substantially in our control. The following policies reflect specific criteria for our various revenues streams:

●	Revenue is recognized upon completion of conferencing services. We generally do not charge up-front fees and bill our customers based on usage.

●	Revenue for video equipment sales and security surveillance equipment sales is recognized upon delivery and installation.

●	Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable.

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Stock Based Compensation

In December 2004, the Financial Accounting Standards Board, or FASB, issued FASB ASC Topic 718: Compensation – Stock Compensation (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under ASC 718. Upon adoption of ASC 718, the Company elected to value employee stock options using the Black-Scholes option valuation method that uses assumptions that relate to the expected volatility of the Company’s common stock, the expected dividend yield of our stock, the expected life of the options and the risk-free interest rate. Such compensation amounts, if any, are amortized over the respective vesting periods or period of service of the option grant.

Use of Estimates

The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Account Receivable

We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and Equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). It requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

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Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and we intend to settle our current tax assets and liabilities on a net basis.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on our financial statements.

Recent Accounting Pronouncements and Adoption of New Accounting Principles

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on the results of operations, financial condition or cash flows, except as described below.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 for all entities by one year. This update is effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim periods within those reporting periods. Earlier application was permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. ASU 2014-09 was to become effective for us beginning January 2017; however, ASU 2015-14 deferred our effective date until January 2018, which is when we plan to adopt this standard. The ASU permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). The ASU also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required for customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. We have completed the process of evaluating the effect of the adoption and determined that our contracts for which customers purchase both surveillance products and installation services from us may result in a change to our reported revenues as a result of the adoption. Based on our evaluation process and review of our contracts with customers, the timing and amount of revenue recognized based on ASU 2015-14 will be recognized when our performance obligations are satisfied for both product sales and installation services. This differs from previous guidance in which we recognized the sale of the products and installation services at the same time. We adopted the new standard effective January 1, 2018, using the modified retrospective approach, and will expand our consolidated financial statement disclosures in order to comply with the ASU. We have determined the adoption of ASU 2015-14 will not have a material impact on our results of operations, cash flows, or financial position due to the short-term nature of our contracts.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit)—the new ASU will require both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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Off Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Changes In and Disagreements with Accountants

Effective May 9, 2017, we formally engaged Assurance Dimensions, Inc. as our independent registered public accounting firm. The engagement was due to the recent merger of our existing certifying accountant, D’Arelli Pruzansky, P.A. and Assurance Dimensions, Inc. The decision to engage Assurance Dimensions, Inc. as our independent registered public accounting firm was approved by our Board of Directors on May 9, 2017.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is information concerning our executive officers and directors:

Name	Age	Position

Roger Ralston	49	Chief Executive Officer and Chairman of the Board of Directors

Michele Ralston	48	Chief Financial Officer, Secretary, Treasurer and Director

Roger Ralston has served as our Chairman and Chief Executive Officer since our inception in October 2006. He has also served as Chief Executive Officer of DirectView Video since March 2003, Chief Executive Officer of DirectView Security since July 2007 and Chief Executive Officer of Ralston Communications since December 2002. Mr. Ralston is the spouse of Michele Ralston.

In evaluating Mr. Ralston’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we considered his experience in the technology industry and his knowledge of publicly traded companies.

Michele Ralston has served as our Chief Financial Officer, Secretary and Treasurer and a member of our Board of Directors since inception in October 2006. From May 2003 until October 2006 she served as our Chairman of the Board, Secretary and Treasurer of DirectView, Inc., a predecessor company. Ms. Ralston is the spouse of Mr. Ralston.

In evaluating Mrs. Ralston’s specific experience, qualifications, attributes and skills in connection with her appointment to our board, we considered her experience in the technology industry and her knowledge of accounting matters.

There are no family relationships between any of the executive officers and directors, except as set forth above. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms furnished to us during the year ended December 31, 2015, none of our executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have failed to file the required reports in a timely manner.

49

Code of Ethics

In July 2009 our Board of Directors adopted a Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, directors and employees of the Company.

Committees of our Board of Directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-X. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

●	understands generally accepted accounting principles and financial statements,

●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

●	understands internal controls over financial reporting, and

●	understands audit committee functions.

It is our desire to expand our Board of Directors during 2017 to include additional independent directors as well as one or more directors who are considered audit committee financial experts. At that time, we intend to establish an Audit Committee of our Board of Directors. Our securities are not quoted on an exchange, however, that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors. We are uncertain, however, as to our ability to attract qualified independent director candidates to serve on our Board of Directors given that we do not maintain directors’ and officers’ liability insurance.

Family Relationships

The Company’s Chief Executive Officer is married to the Company’s Chief Financial Officer.

50

Involvement in Certain Legal Proceedings

There are no known pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any other pending legal proceedings

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms furnished to us during the year ended December 31, 2015, none of our executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have failed to file the required reports in a timely manner.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. We will form an audit committee if it becomes necessary as a result of growth of the Company or as mandated by public policy.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees. To obtain a copy without charge, contact our Corporate Secretary, Guided Therapeutics, Inc., 5835 Peachtree Corners East, Suite B, Norcross, Georgia 30092. If we amend our code of ethics, other than a technical, administrative or non-substantive amendment, or we grant any waiver, including any implicit waiver, from a provision of the code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will disclose the nature of the amendment or waiver on our website, www.guidedinc.com, under the “Investor Relations” tab under the tab “About Us.” Also, we may elect to disclose the amendment or waiver in a report on Form 8-K filed with the Securities and Exchange Commission.

Executive Compensation

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen-sation ($) (g)	Non-qualified Deferred Compen-sation Earnings ($) (h)	All Other Compen-sation ($) (i)	Total ($) (j)
Roger Ralston (1)	2017	276,924						40,000	316,924
	2016	276,924						40,000	316,924

Michele Ralston (2)	2017	72,000							72,000
	2016	72,000							72,000

51

(1)	Accrued but unpaid compensation due to Mr. Ralston during fiscal 2017, 2016, 2015 and 2014 amounts to approximately $1,500,000.

(2)	Accrued but unpaid compensation due to Mrs. Ralston during fiscal 2017, 2016, 2015 and 2014 amounts to approximately $256,000.

Employment Agreement with Mr. Ralston

On September 1, 2009, we entered into an employment agreement with Mr. Ralston to serve as our CEO and President. The term of this agreement shall be for a sixty-three month period. Mr. Ralston’s present base salary is $150,000 per year, which increases by $50,000 each beginning of the year commencing on January 1, 2010 until the term of this agreement expires. During the Employment Term, Mr. Ralston shall be entitled to (i) four (4) weeks paid vacation per annum, (ii) an automobile allowance of $750 per month (pro-rated) which shall increase at five percent (5%) per annum beginning on January 1, 2010 and each year thereafter, and (iii) receive a mobile phone allowance of $500 per month (pro-rated) which shall increase five percent (5%) per annum beginning on January 1, 2010 and each year thereafter. Mr. Ralston is entitled to receive discretionary bonus compensation as determined by the board of directors from time to time. In addition, Mr. Ralston shall receive incentive compensation, as defined, computed on a calendar year beginning September 1, 2009. If Mr. Ralston’s employment is terminated without cause, upon death or should he become disabled, Mr. Ralston will be entitled to all of his compensation, benefits and severance until the date of termination. As defined in the agreement, Mr. Ralston is restricted from competing with us for 1 year following such termination.

Mr. Ralston, who has served as our CEO since October 2006, entered into an employment agreement with our company on September 1, 2009. His compensation is arbitrarily determined by our Board of Directors of which he is a member. The Board considers revenues, net income as well as general performance in determining the compensation due Mr. Ralston. The Board of Directors did not consult with any experts or other third parties in fixing the amount of Mr. Ralston’s compensation. Effective on September 1, 2010, Mr. Ralston’s compensation package included a base salary of $200,000 and company provided for automobile expense and health care benefits. During fiscal 2017, Mr. Ralston’s compensation package included a base salary of $276,924 and company provided for automobile expense and health care benefits. The amount of compensation payable to Mr. Ralston can be increased at any time upon the determination of the Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Roger Ralston	0	0	0	0	0	0	0	0	0
Michele Ralston	0	0	0	0	0	0	0	0	0

52

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation, if any payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. No member of our Board of Directors received compensation for their services for the fiscal year ended December 31, 2017.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

As of July 23, 2018, we had outstanding 202,743,300 shares of common stock. Each share of common stock is currently entitled to one vote on all matters put to a vote of our stockholders. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of the date hereof by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

●	each of our current directors;

●	each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

●	all our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is 21218 Saint Andrews Blvd., Suite 323, Boca Raton, Florida, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name of Beneficial Owner (1)	Shares of Series A Preferred (3)	Percent of Series A Preferred (2)	Shares of Common Stock	Percent of Common Stock (2)

Roger Ralston	51	100%	52,880,953	5.30%
Chief Executive Officer, President, Chairman

Michele Ralston	0	0%	278	* %
Chief Financial Officer, Secretary, Treasurer and Director

All officers and directors as a group (2 persons)	51	100%	52,881,231	5.30%

All officers, directors and 5% holders as a group (2 persons)	51	100%	52,881,231	5.30%

*represents less than 1%

53

(1)	Beneficial ownership is determined in accordance with Rule 13D-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse. Based on 202,743,300 shares of common stock as of July 23, 2018.

(3)	Each one share of the Series A Preferred Stock has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036). The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings.

Transactions with Related Persons

During the year ended December 31, 2017, the Company paid $18,886 in accrued salaries to the Chief Executive Officer. During the year ended December 31, 2016, the Company paid $18,915 in accrued interest to the Chief Executive Officer.

In the period of March 2016 through June 2016, the company repaid $8,334 to the Chief Executive Officer. In July 2016 the Company repaid $1,809 to the Chief Executive Officer. In July 2016 the Company repaid $1,809 to the Chief Executive Officer. In November 2016 the Company repaid $603 to the Chief Executive Officer. As of December 31, 2017 and December 31, 2016 the Company had a payable to the Chief Executive Officer of the Company amounting to $1,814 and $1,814, respectively. These advances are short-term in nature and non-interest bearing.

Below is a summary of the accrued salaries due to our executive officers:

Name	December 31, 2017
Roger Ralston	$1,497,295
Michele Ralston	256,429
Total	$1,753,274

Director Independence

The common stock of the Company is currently quoted on the OTC Pink which currently do not have director independence requirements. On an annual basis, each director and executive officer will be obligated to disclose any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest in accordance with Item 407(a) of Regulation S-K. Following completion of these disclosures, the Board will make an annual determination as to the independence of each director using the current standards for “independence” that satisfy the criteria for the Nasdaq.

For purposes of determining independence, the Company has adopted the definition of independence as contained in Nasdaq Market Place Rules 4200.

54

F-1

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements.

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash	$184,410	$68,437
Accounts Receivable - net	720,920	615,639
Capitalized Job Costs	156,861	141,267
Inventory	89,076	73,499
Other Current Assets	59,869	59,938

Total Current Assets	1,211,136	958,780

PROPERTY AND EQUIPMENT - Net	19,240	64,250

Goodwill	794,830	794,830
Intangible Assets, net	631,040	682,682
Other Assets	1,635	6,670

Total Assets	$2,657,881	$2,507,212

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible Promissory Notes, net of debt discounts of $256,893 and $230,721	$3,084,793	$2,952,250
Short Term Advances	146,015	146,015
Note Payable	1,852,331	1,971,208
Accounts Payable	418,642	361,619
Credit Card Payable	287,517	152,481
Accrued Expenses	3,852,882	3,607,100
Line of Credit	256,638	260,658
Stock Payable	25,000	25,000
Deferred Revenue	435,780	479,426
Due to Related Parties	1,814	1,814
Note Payable - related party, current	52,000	52,000
Derivative Liability	28,847,395	3,953,369
Total Current Liabilities	39,260,807	13,962,940

Note Payable-related party, net of current portion	766,000	778,000

Total Liabilities	40,026,807	14,740,940

Commitments and Contingencies (see Note 17)

STOCKHOLDERS’ DEFICIT:
Preferred Stock ($0.0001 Par Value; 5,000,000 Shares Authorized; Series A (51 shares designated 51 shares issued and outstanding as of March 31, 2018 and 0 shares issued and outstanding as of December 31, 2017)	-	-
Common Stock ($0.0001 Par Value; 1,000,000,000 Shares Authorized; 110,337,224 and 13,873,971 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively)	11,034	1,387
Additional Paid-in Capital	18,107,581	17,158,926
Accumulated Deficit	(55,469,499)	(29,396,982)

Total DirectView Holdings, Inc. Stockholders’ Deficit	(37,350,884)	(12,236,669)

Non-Controlling Interest in Subsidiary	(18,042)	2,941

Total Stockholders’ Deficit	(37,368,926)	(12,233,728)

Total Liabilities and Stockholders’ Deficit	$2,657,881	$2,507,212

See accompanying notes to unaudited consolidated financial statements.

F-2

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2018	2017

NET SALES:
Sales of Product	$967,057	$58,517
Services	234,073	69,400
Total Net Sales	1,201,130	127,917

COST OF SALES:
Cost of Product	416,346	30,047
Cost of Services	241,932	13,795
Total Cost of Sales	658,278	43,842

GROSS PROFIT	542,852	84,075

OPERATING EXPENSES:
Marketing and Public Relations	198,982	2,438
Rent	34,114	645
Depreciation	50,140	-
Amortization	51,641	-
Research and Development	-	3,700
Compensation and Related Taxes	319,526	110,830
Other Selling, General and Administrative	241,493	128,361

Total Operating Expenses	895,896	245,974

LOSS FROM OPERATIONS	(353,044)	(161,899)

Gain (Loss) on Change in Fair Value of Derivative Liabilities	(24,902,861)	2,469,356
Initial Derivative Expense	(425,600)	(103,281)
Amortization of Debt Discount	(108,191)	(153,550)
Amortization of Deferred Financing Costs	(1,965)	(6,708)
Interest Expense	(301,839)	(82,826)

Total Other Income (Expense)	(25,740,456)	2,122,991

NET INCOME (LOSS)	(26,093,500)	1,961,092

Net (Income) Loss Attributable to Non-Controlling Interest	20,983	(17,393)

Net Income (Loss) Attributable to DirectView Holdings, Inc.	$(26,072,517)	$1,943,699

NET LOSS PER COMMON SHARE
Basic	$(0.58)	$0.43
Diluted	$(0.58)	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	44,908,006	4,506,194
Diluted	44,908,006	54,902,385

See accompanying notes to unaudited consolidated financial statements.

F-3

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(26,093,500)	$1,961,092
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	101,782	-
Stock compensation expense	71,200	-
Loss (Gain) on change in fair value of derivative liabilities	24,902,861	(2,469,356)
Initial derivative liability expense	425,600	103,281
Amortization of debt discount	108,191	153,550
Amortization of deferred financing costs	1,965	1,708
Amortization of original issue discount	6,372	11,945
(Increase) Decrease in:
Accounts receivable	(105,281)	(85,167)
Other current assets	69	(1,677)
Other assets	(10,545)	9,332
Increase (Decrease) in:
Accounts payable	192,061	32,808
Accrued expenses	405,964	145,986
Deferred revenue	(43,646)	-

Net Cash Used in Operating Activities	(52,500)	(136,498)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	(5,130)	-

Net Cash Used in Investing Activities	(5,130)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable	(118,877)	-
Proceeds from convertible notes payable	308,500	60,000
Proceeds from notes payable	-	59,000
Repayments to line of credit	(4,020)	-
Payments to related parties	(12,000)	-

Net Cash Provided by Financing Activities	173,603	119,000

Net (Decrease) Increase in Cash	115,973	(17,498)

Cash - Beginning of Period	68,437	58,449

Cash - End of Period	$184,410	$40,951

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$25,420	$-
Income Taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock (in connection with conversion of convertible promissory notes and accrued interest)	$222,440	$148,301
Initial recognition of derivative liability as debt discount	$229,673	$103,281
Reclassification of derivative liability to additional paid in capital (in connection with the conversion of convertible promissory notes and accrued interest)	$664,108	$224,973

See accompanying notes to unaudited consolidated financial statements.

F-4

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

DirectView Holdings, Inc., (the “Company”), was incorporated in the State of Delaware on October 2, 2006. On July 6, 2012 the Company changed its domicile from Delaware and incorporated in the State of Nevada.

The Company has the following six subsidiaries: DirectView Video Technologies Inc. (“DVVT”), DirectView Security Systems Inc. (“DVSS”), Ralston Communication Services Inc. (“RCI”), Meeting Technologies Inc (“MT”), Virtual Surveillance (“VS”), and Apex CCTV, LLC (“APEX”).

The Company is a full-service provider of teleconferencing services to businesses and organizations. The Company’s conferencing services enable its clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. The Company’s focus is to provide high value-added conferencing services to organizations such as professional service firms, investment banks, high tech companies, law firms, investor relations firms, and other domestic and multinational companies. The Company is also a provider of the latest technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance.

Basis of Presentation

The unaudited consolidated financial statements include the accounts of the Company, three wholly-owned subsidiaries, and a subsidiary with which the Company has a majority voting interest of approximately 58% (the other 42% is owned by non-controlling interests, including 12% which is owned by the Company’s CEO) as of March 31, 2018. In the preparation of the unaudited consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited consolidated financial statements and notes included herein should be read in conjunction with the annual consolidated financial statements and notes for the year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC on April 17, 2018.

In the opinion of management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company’s financial position as of March 31, 2018, and the results of operations and cash flows for the three months ending March 31, 2018 have been included. The results of operations for the three months ended March 31, 2018 are not necessarily indicative of the results to be expected for the full year.

F-5

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

Use of Estimates

In preparing the unaudited consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the statements of financial condition, and revenues and expenses during the reporting period. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the allowance for doubtful accounts, deferred tax asset valuation allowance, valuation of stock-based compensation, the useful life of property and equipment, valuation of beneficial conversion features on convertible debt, valuation of intangible assets and the assumptions used to calculate fair value of derivative liabilities.

Non-controlling Interests in Consolidated Financial Statements

The Company follows ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements.” This statement clarifies that a non-controlling (minority) interest in a subsidiary is an ownership interest in the entity that should be reported as equity in the unaudited consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. In accordance with ASC 810-10-45-21, the losses attributable to the parent and the non-controlling interest in subsidiary may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. As of March 31, 2018 and December 31, 2017, the Company reflected a non-controlling interest of ($18,042) and $2,941 in connection with our majority-owned subsidiary, DirectView Security Systems Inc. as reflected in the accompanying March 31, 2018 unaudited consolidated balance sheet and December 31, 2017 consolidated balance sheet, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. For the three months ended March 31, 2018 and for the year ended December 31, 2017 the Company had no bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of March 31, 2018 and December 31, 2017. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy. As of March 31, 2018 and December 31, 2017 there were not any cash equivalents.

In addition, FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

F-6

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, notes payable and due to related parties approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the notes and convertible promissory notes approximates the estimated fair value for these financial instruments as management believes that such notes constitute substantially all of the Company’s debt and the interest payable on the notes approximates the Company’s incremental borrowing rate.

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company uses specific identification of accounts to reserve possible uncollectible receivables. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. At March 31, 2018 and December 31, 2017, management determined that an allowance was necessary which amounted to approximately $160,000 for both dates. During the three months ended March 31, 2018 and the year ended December 31, 2017 the Company recognized $0 and $844 respectively of write-offs related to uncollectible accounts receivable.

Capitalized Job Costs

The Company records capitalized jobs costs on the balance sheet and expenses the costs upon completion of related jobs based on when revenue is earned per ASC 606 “Revenue Recognition.” As of March 31, 2018 and December 31, 2017, the Company had $156,861 and $141,267, respectively included on their balance sheets under Capitalized Job Costs.

Advertising

Advertising is expensed as incurred. Advertising expense for the three months ended March 31, 2018 and 2017 was $198,982 and $2,438, respectively.

Shipping costs

Shipping costs are included in cost of sales for VS and Apex and shipping costs are included in other selling, general and administrative expenses for DVVS and were deemed to be not material for the three months ended March 31, 2018 and 2017, respectively.

Inventory

Inventory, consisting of finished goods related to our products is stated at the lower of cost or net realizable value utilizing the first-in, first-out method. The Company acquires inventory for specific installation jobs. As a result, the Company generally orders inventory only as needed for installations. Due to the anticipation of customers’ needs the Company purchased inventory items and had $89,076 and $73,499 in inventory as of March 31, 2018 and December 31, 2017, respectively.

Property and Equipment

Property and equipment is carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or the term of the lease.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the three months ended March 31, 2018 and 2017.

F-7

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

Intangible Assets

The Company amortizes the below identifiable intangible assets over their useful lives on a straight line basis.

Customer Relationships	10 years
Brand	10 years
Technology	3 years

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s consolidated financial statements.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. The Company recorded stock based compensation of $71,200 and $0 for employees during the three months ended March 31, 2018 and 2017, respectively.

Loan Costs

The Company has early adopted ASU 2015-3 “Interest – Imputation of Interest” - Simplifying the Presentation of Debt Issuance Costs. The loan costs are recorded as a debt discount and amortized to interest expense over the terms of the note payable.

F-8

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

Revenue recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09 (ASC 606) and related amendments, which superseded all prior revenue recognition methods and industry-specific guidance. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of control for promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity is required to identify the contract(s) with a customer, identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied (i.e., either over time or point in time). ASC 606 further requires that companies disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 provides companies an option of two transition methods, the full retrospective method, in which case the standard would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. The ASU is effective for annual reporting periods beginning after December 15, 2017.

Effective January 1, 2018 (beginning of fiscal year 2018), the Company adopted the requirements of ASC 606 using the modified retrospective method. The guidance was not applied to contracts that were complete at December 31, 2017, and the comparative information for the prior fiscal year has not been retrospectively adjusted.

The adoption of ASC 606 did not have any impact on the Company’s consolidated financial statements. The adoption of ASC 606 did not have a significant impact on the Company’s revenue recognition policy as revenues on the substantial majority of the Company’s contracts continue to be recognized over time.

In adopting ASC 606, the Company elected to use certain practical expedients permitted by the standard including electing to adopt the right-to-invoice practical expedient on certain time and material contracts where the Company recognizes revenues as it is contractually able to invoice the customer based on the control transferred to the customer.

The following policies reflect specific criteria for the various revenue streams of the Company:

Revenue is recognized upon transfer of control of conferencing services. The Company generally does not charge up-front fees and bills its customers based on usage. The Company has elected the practical expedient to recognized revenue “as-billed”.

Revenue for video equipment sales and security surveillance equipment sales is recognized upon delivery and installation which the Company has determined is the point in time that control is transferred to the customer. Due to the nature of the Company’s business it is not practicable to return products therefore the Company has determined that it is not necessary to estimate for sales returns and allowances. The Company’s manufacturers provide the highest quality products available. If there is a defect in a product related to materials or workmanship the Company extends the manufacturer’s warranty to its customers. To date this process has never occurred. Therefore no warranty liability is recorded.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable. Maintenance agreements are considered stand ready arrangements for which control is transferred to the customer ratably over time.

F-9

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

Disaggregation of Revenue

The Company operates in two different geographic locations and both locations have two sources of revenue; sales of product and sales of service. Service sales mainly include installation of products related to security systems. The sales of products are generally contract based and short term in nature.

The following table illustrates our revenue by type related to the three months ended March 31, 2018:

	Texas	New York	Total
Sale of Products	$927,861	$39,196	$967,057
Service	180,946	53,127	234,073
Total Revenue from Customers	$1,108,807	$92,323	$1,201,130

Contract Balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers.

	March 31, 2018	December 31, 2017
Capitalized Job Costs	$156,861	$141,267
Deferred Revenue	$435,780	$479,426

Contract receivables are recognized when the receipt of consideration is unconditional. The increase in contract assets was primarily due to timing of billings and revenue recognized on performance of services rendered.

The decrease in contract liabilities was primarily due to revenue recognized on completed jobs.

During the quarter ended March 31, 2018, the Company recognized revenue of $241,911 relating to amounts that were included as a contract liability at December 31, 2017.

As a practical expedient, the Company expenses the costs of sales commissions that are paid to its sales force associated with obtaining contracts less than one year in length in the period incurred.

Remaining Performance Obligations

The Company typically enters into contracts that are one year or less in length. As such, the remaining performance obligations at March 31, 2018 are equal to the deferred revenue disclosed above. The Company expects to recognize the full balance of the deferred revenue at March 31, 2018 within the next year.

Cost of Sales

Cost of sales includes cost of products and cost of service. Product cost includes the cost of products and delivery costs. Cost of services includes labor and fuel expenses.

Concentrations of Credit Risk and Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

F-10

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

During the three months ended March 31, 2018, one customer accounted for 52% of revenues.

During the three months ended March 31, 2017, three customers accounted for 58% of revenues. The following is a list of percentage of revenue generated by the three customers:

Customer 1	12%
Customer 2	22%
Customer 3	24%
Total	58%

As of March 31, 2018, two customers accounted for 43% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the two customers:

Customer 1	13%
Customer 2	30%
Total	43%

As of December 31, 2017, three customers accounted for 56% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the three customers:

Customer 1	30%
Customer 2	15%
Customer 3	11%
Total	56%

Research and Development

Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service (hereinafter “product”) or a new process or technique (hereinafter “process”) or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. Per FASB ASC 730, the Company expenses research and development cost as incurred.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Net Income per Common Share

Net income per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. At March 31, 2018 the Company had 1,560,784,224 share equivalents issuable pursuant to embedded conversion features. At December 31, 2017 the Company had 442,601,456 share equivalents issuable pursuant to embedded conversion features.

F-11

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on the results of operations, financial condition or cash flows, except as described below.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit)—the new ASU will require both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern. At March 31, 2018, the Company had an accumulated deficit of approximately $55 million, a stockholders’ deficit of approximately $37 million and a working capital deficiency of approximately $38 million. The net cash used in operating activities for the three months ended March 31, 2018 totaled $52,500. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. Management intends to attempt to raise funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. The unaudited consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-12

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

NOTE 3 - PROPERTY AND EQUIPMENT

		March 31,	December 31,
	Estimated life	2018	2017
Computer Equipment	1 year	$18,463	$13,333
Office Equipment	1 year	5,767	5,767
Telephone System	1 year	11,042	11,042
ERP Software	1 year	150,000	150,000
Vehicles	1 year	22,667	22,667
Furniture & Fixtures	2-3 years	2,000	2,000
Less: Accumulated depreciation		(190,699)	(140,559)
		$19,240	$64,250

For the three months ended March 31, 2018 and 2017, depreciation expense amounted to $50,140 and $0, respectively.

NOTE 4 – INTANGIBLE ASSETS

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) goodwill and other intangible assets were acquired. An independent valuation of the intangible assets was completed as of December 31, 2017. The intangible assets other than goodwill are being amortized on a straight line basis over their useful lives.

Intangible assets consist of the following:

	March 31, 2018	December 31, 2017	Useful Lives
Intangible assets:
Goodwill	$794,830	$794,830
Customer Relationships	95,000	95,000	10 years
Brand	204,000	204,000	10 years
Technology	530,000	530,000	3 years
Total	1,623,830	1,623,830
Less: Accumulated amortization	(197,960)	(146,318)
	$1,425,870	$1,477,512

Amortization expense related to the intangible assets for the period ended March 31, 2018 and 2017 was $51,642 and $0, respectively.

NOTE 5 – LINE OF CREDIT

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a $350,000 revolving line of credit (“Line of Credit”) that VS and Apex are jointly and severally liable for that expires on April 7, 2018. As of the filing date of this quarterly report the line of credit has not been repaid and is in default. The Line of Credit is guaranteed by VS, Apex and the Acquisition Companies’ previous managing member and collateralized by all of the assets of VS and Apex. The line of credit has an interest rate of prime plus 1. The interest rate was 6.24% as of March 31, 2018. For the three month period ended March 31, 2018, the company had $0 borrowings and made repayments of $4,020. The balance outstanding on the line of credit was approximately $257, 000 and $261,000 as of March 31, 2018 and December 31, 2017, respectively. As of March 31, 2018 the Company is out of compliance with the debt covenants related to the Line of Credit.

F-13

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

NOTE 6 – NOTE PAYABLE - RELATED PARTY

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company executed a non-interest bearing Note Payable – related party in the amount of $830,000. The Note Payable principal amount will be reduced by the calculated cash payout of $2,000 related to the terms in the Purchase Agreement and payments owed in accordance with the Employment Agreement with the Seller in the amount of $150,000. The terms of the Employment Agreement include $50,000 annually to be paid over a three year period commencing on Effective Date of the Purchase Agreement. Upon delivery by the Purchaser to the Seller of the final note payment, related to the Employment Agreement, the Note held by the Seller shall be forfeited and cancelled and no further force or effect, and the Purchaser shall have no further obligations on the Note. As of March 31, 2018 and December 31, 2017, $12,000 and $0, respectively has been paid related to the Employment Agreement. No payments have been remitted pursuant to the Cash Payout as of March 31, 2018.

NOTE 7 – NOTES PAYABLE

During the year ended December 31, 2012, the Company entered into demand notes with Regal Capital (formerly a related party) totaling $116,792 bearing interest at 12% per annum. As of March 31, 2018 and December 31, 2017 the notes amounted to $116,792 and $116,792 respectively.

On March 6, 2017, the Company issued a 10% original issue discount (OID) promissory note with a principal balance of $66,667 due August 6, 2017 with an interest rate of 10%. In connection with the original issue discount promissory note the Company recorded OID of $6,667 and deferred financing of $1,000 which are to be amortized over the term of the note. On October 3, 2017, the Company executed an agreement with a Note Holder to extend the maturity date of a promissory note ad additional five months beyond the original maturity date of August 6, 2017. The cost of funding is 20% over a six month term prorated to a five month term. In addition, the Company agreed to issue the note holder 375,000 restricted shares of common stock upon payment of the note. It was also agreed that if the company and the note holder agreed the note may be repaid in the form of shares of common stock of the Company at 30% discount to market. As of December 31, 2017 the balance of the original issue discount promissory note amounted to $66,667. In March 16, 2018, the note holder assigned the principal balance of the note along with the accrued interest to a third party and the Company issued a replacement convertible promissory note (see Note 10).

As of April 20, 2017, in connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a note payable with a balance of $1,923,896 that VS and Apex are jointly and severally liable for with a maturity date of April 2025 and an interest rate of 4.35%. The note payable is guaranteed by the Acquisition Companies’ previous managing member and his spouse and collateralized by all of the assets of the Acquisition Companies. The note has certain debt covenants that the Company is out of compliance with. Per the Purchase Agreement the note was to be paid within 180 days of the Effective Date, the Company has not complied with the payment terms. As of March 31, 2018 and December 31, 2017 the total balance owed on the note payable was $1,735,539 and $1,787,749, respectively.

As of March 31, 2018 and December 31, 2017, notes payable amounted to $1,852,331 and $1,971,208, respectively.

Accrued interest on the notes payable amounted to approximately $87,000 and $92,000 as of March 31, 2018 and December 31, 2017, respectively and is included in accrued expenses.

NOTE 8 – SHORT TERM ADVANCES

During the years ended December 31, 2013, 2012 and 2011 an unrelated party advanced funds to the Company used for operating expenses. The advances are payable in cash and are non-interest bearing and due on demand. The balance of these short term advances was $146,015 and $146,015 as of March 31, 2018 and December 31, 2017, respectively.

F-14

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

NOTE 9 – ACCRUED EXPENSES

As of March 31, 2018 and December 31, 2017, the Company had accrued expenses of $3,852,882 and $3,607,100, respectively. The following table displays the accrued expenses by category.

	March 31,	December 31,
	2018	2017
Operating Expenses	$17,260	$17,260
Employee Commissions	10,357	18,633
Interest	1,789,189	1,611,924
Salaries	1,835,980	1,770,027
Sales Tax Payable	58,364	54,532
Payroll Liabilities	141,732	134,724
	$3,852,882	$3,607,100

NOTE 10 – CONVERTIBLE PROMISSORY NOTES

Convertible promissory notes consisted of the following:	March 31, 2018	December 31, 2017
Secured convertible promissory notes	$3,444,779	$3,182,972

Debt discount liability	(321,533)	(216,069)

Debt discount original issue discount	(19,173)	(12,229)

Debt discount deferred financing	(19,280)	(2,424)
Secured convertible promissory notes– net	$3,084,793	$2,952,250

During fiscal 2009, the Company reclassified $45,000 3% unsecured notes payable from long-term to short-term. The maturity of these notes payable ranged from January 2010 to April 2010 and the notes were in default at December 31, 2012. The Company negotiated with the note holder to extend the maturity date and has accrued 12% interest per annum based on the default provision until such time this note is extended or settled. In May 2013, the Company and the note holder renegotiated the terms of the note to include features that allow the note holder to convert the principal balance of the note into common shares at the conversion price of $.02. This note included down round (“ratchet”) provisions that resulted in derivative accounting treatment for this note (See Note 11). At issuance of the renegotiated note the Company recorded a debt discount in the amount of $45,000 which was fully amortized as of December 31, 2013. In June 2013, the note holder converted $764 into common shares at the contractual rate of $.02 per share. In March 2014, the note holder converted an additional $990 into common shares at the contractual rate of $.02 per share. In October 2014, the note holder assigned $20,000 of the note balance to a third party. The balance of the unsecured note payable amounted to $23,246 as of March 31, 2018 and December 31, 2017.

On October 10, 2013, the Company issued a $10,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at $.15. The Company recorded a debt discount of $8,333 upon issuance of this note. The debt discount was amortized over the term of the note. This note included down round (“Ratchet”) provisions that resulted in derivative accounting treatment for this note (See note 11). The balance of the convertible debenture is $10,000 as of March 31, 2018 and December 31, 2017. In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $8,333 (see Note 12).

On December 11, 2013, the Company issued a $25,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at $.16. The debt discount was amortized over the term of the note. This note included down round (“Ratchet”) provisions that resulted in derivative accounting treatment for this note (See note 11). In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $23,958 (see Note 11). The balance of this convertible debenture is $25,000 as of March 31, 2018 and December 31, 2017.

F-15

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On January 16, 2014, the Company issued a $25,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at 50% of the lowest trading price during the ten trading days prior to the conversion date. The Company recorded a debt discount of $25,000 with the difference of $26,848 recorded as a derivative expense. The debt discount was amortized over the term of the note. This note included down round (“Ratchet”) provisions that resulted in derivative accounting treatment for this note (See note 11). In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $51,848 (see Note 12). The balance of this convertible debenture is $25,000 as of March 31, 2018 and December 31, 2017.

In March 2014, the Company issued three $50,000 8% convertible debentures with a one year maturity date. Each note is convertible at a contractual rate of $3.50 which exceeded the quoted stock price on the date of the issuance of the convertible debentures. In the first quarter of 2016, the Company paid $50,000 in reduction of one of the notes. The balance of these three notes was $100,000 as of March 31, 2018 and December 31, 2017.

On October 27, 2014, the Company issued an 8% original issue discount (OID) senior secured convertible promissory note with a principal balance of $21,600 with a one year maturity date. This convertible debenture converts at the lower of $.50 or 60% of the lowest trading price during the 25 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $311,662 and a debt discount of $18,400 (see Note 11). The Company also recorded OID of $1,600. The OID and debt discount were fully being amortized as of December 31, 2015. The balance of this convertible debenture as of March 31, 2018 and December 31, 2017 was $21,600.

On May 15, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018 and December 31, 2017. The debt discount and OID were fully amortized as of September 30, 2016.

On May 27, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018 and December 31, 2017. The debt discount and OID were fully amortized as of September 30, 2016.

On June 5, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018 and December 31, 2017. The debt discount and OID were fully amortized as of September 30, 2016.

On July 1, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,512, a debt discount of $142,500 (see Note 11), and derivative expense of $59,406. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $157,895 as of March 31, 2018 and December 31, 2017. The debt discount and OID were fully amortized as of September 30, 2016.

F-16

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On July 15, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,512, a debt discount of $142,500 (see Note 11), and derivative expense of $59,406. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. In September 2016, the note holder converted $9,720 of principle balance into 27,000 common shares at a contractual rate of $.036 per share. In January 2017, the note holder converted $22,421 of principle balance into 386,510 common shares at contractual rates ranging from $.03 to $.084 per share. The balance of the convertible promissory note amounted to $125,754 as of March 31, 2018 and December 31, 2017. The debt discount and OID were fully amortized as of September 30, 2016.

On July 23, 2015, the Company issued a convertible promissory note with a principal balance of $429,439 with a one year maturity date. This convertible debenture converts at 55% of the two lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $707,603, a debt discount of $429,439 (see Note 11), and derivative expense of $278,164. The debt discount is being amortized over the term of the note. In March 2016, the note holder converted $70,000 of principle balance into 7,273 common shares at the contractual rate of $9.64 per share. In April 2016, the note holder converted $15,000 of principle balance into 2,997 common shares at the contractual rate of $5.02 per share. In May 2016, the note holder converted $14,000 of principle balance into 4,545 common shares at the contractual rate of $3.08 per share. In the period of July 2016 through September 2016 the note holder converted $19,600 of principle balance into 52,216 common shares at the contractual rate ranging from $.242 to $.76 per share. In the period of October 2016 through December 2016 the note holder converted $29,700 of principle balance into 254,500 common shares at the contractual rate ranging from $.082 to $2.42 per share. In January 2017, the note holder converted $40,100 of principle balance into 771,429 common shares at a contractual rates ranging from $.034 to $.078 per share. July 2017, the note holder converted $4,750 of principle balance into 314,050 common shares at a contractual rate of $.0151 per share. The balance of the convertible promissory note amounted to $236,289 as of March 31, 2018 and December 31, 2017. The debt discount was fully amortized as of September 30, 2016.

On October 9, 2015, three convertible promissory notes mentioned above were assigned to a third party note holder with the same terms and balances. In February 2016, the note holder converted $20,000 of the convertible promissory note and $2,000 of accrued interest into 2,095 common shares at the contractual rate of $10.50 per share. In March 2016, the note holder converted $20,000 of the convertible promissory note and $2,000 of accrued interest into 2,095 common shares at the contractual rate of $10.50 per share.

In April 2016, the note holder converted an additional $15,000 of the convertible promissory note and $1,500 of accrued interest into 3,273 common shares at the contractual rate of $5.04 per share. In May 2016, the note holder converted $10,895 of the convertible promissory note and $1,089 of accrued interest into 3,566 common shares at the contractual rate of $3.36 per share. In the period of July 2016 through September 2016 the note holder converted $15,000 of principle balance into 35,138 common shares at the contractual rate ranging from $.252 to $1.20 per share. In the period of October 2016 through December 2016 the note holder converted $27,500 of principle balance and $2,750 of accrued interest into 285,083 common shares at the contractual rate ranging from $.08 to $.252 per share. In the period of January 1, 2017, through December 31, 2017, the note holder converted $96,810 of principle balance and $9,624 of accrued interest into 8,150,974 common shares at the contractual rate ranging from $.00495 to $.08 per share. On July 3, 2017 in an effort to resolve outstanding events of default to a note holder the Company modified the terms on an existing note from a 10% interest rate to a 12% interest rate with a retroactive date to September 11, 2016, the date of original maturity date and date of the first event of default. In addition, the Company agreed to incorporate the penalties and interest due to the note holder into the existing principal amount of the note increasing the principal balance by $81,239of the note as of July 3, 2017. The Company also agreed to increase the discount on the note from 60% of the lowest traded price in the prior thirty trading days to 55% of the lowest traded price in the prior thirty trading days. During the quarter ended March 31, 2018, the note holder converted $91,024 of the principal balance of the convertible promissory note and $8,552 of accrued interest into 38,375,139 common shares at contractual rates ranging from $.00176 to $.00583 per share. The balance of the convertible promissory note amounted to $258,695 and $349,719 as of March 31, 2018 and December 31, 2017, respectively. The debt discount was fully amortized as of September 30, 2016.

On October 19, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,500 with a one year maturity date. This convertible debenture converts at 55% of the average of the two lowest traded prices in the prior 30 days before conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $259,764, a debt discount of $142,500 (see Note 11), and derivative expense of $117,264. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. In December 2016, the Company adjusted the convertible promissory note’s principal balance to $157,895 per recalculation of the OID. The OID and debt discount was fully amortized as of December 31, 2016. The balance of the convertible promissory note amounted to $157,895 as of March 31, 2018 and December 31, 2017.

F-17

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On November 18, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,500 with a one year maturity date. This convertible debenture converts at 55% of the average of the two lowest traded prices in the prior 30 days before conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $259,764, a debt discount of $142,500 (see Note 11), and derivative expense of $117,264. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. In December 2016, the Company adjusted the convertible promissory note’s principal balance to $157,895 per recalculation of the OID. The OID and debt discount was fully amortized as of December 31, 2016. The balance of the convertible promissory note amounted to $157,895 as of March 31, 2018 and December 31, 2017.

On December 18, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $263,158 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $335,598, a debt discount of $237,500 (see Note 11), and derivative expense of $98,756. The Company also recorded OID of $12,500. The OID and debt discount are being amortized over the term of the note. The OID and debt discount were fully amortized as of December 31, 2016. The balance of the convertible promissory note amounted to $263,158 as of March 31, 2018 and December 31, 2017.

On January 19, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $111,111 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $141,697, a debt discount of $95,000 (see Note 11), and derivative expense of $52,808. The Company also recorded OID of $5,000. The OID and debt discount are being amortized over the term of the note. In December 2016, the note holder converted $15,700 of principle balance into 186,904 common shares at a contractual rate of $.084 per share. During the period of In January through February 2017, the note holder converted $34,300 of principle balance and into 550,396 common shares at contractual rates ranging from $.036 to $.084 per share. The balance of the convertible promissory note amounted to $61,111 as of March 31, 2018 and December 31, 2017. The OID and debt discount was fully amortized as of December 31, 2017.

On February 5, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,359, a debt discount of $142,500 (see Note 11), and derivative expense of $59,254. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. In June 2017, the note holder converted $7,350 of principle balance into 262,500 common shares at contractual rate of $.012 per share. During the quarter ended March 31, 2018, the note holder converted $52,778 of the principal balance of the convertible promissory note and $1,385 of accrued interest into 24,510,682 common shares at contractual rates ranging from $.00176 to $.003245 per share. The balance of the convertible promissory note amounted to $80,117 and $137,886 as of March 31, 2018 and, respectively. The balance of the convertible promissory note net of debt discount and OID as of March 31, 2018 and December 31, 2017 amounted to $80,117 and $132, 895, respectively.

On March 7, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $118,573 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $151,213, a debt discount of $112,940 (see Note 11), and derivative expense of $38,569. The Company also recorded OID of $5,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $118,573 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

On April 1, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $105,263 with a six month maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $108,185, a debt discount of $95,000 (see Note 11), and derivative expense of $13,448. The Company also recorded OID of $5,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $105,263 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

F-18

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On May 23, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a five month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $65,144, a debt discount of $47,500 (see Note 11), and derivative expense of $17,776. The Company also recorded OID of $2,500. The OID and debt discount are being amortized over the term of the note. As of May 23, 2017, the convertible promissory note was in default. In November 2017, the Company renegotiated the convertible promissory note and agreed to waive all existing events of default through January 31, 2018. In addition, the Company agreed to roll all penalties and accrued interest amounting to $27,408 into the principal balance of the instrument. The Company also agreed to adjust the discount in the note from 60% of the lowest trading price during the 30 days prior to conversion to 55%. The balance of the convertible promissory note amounted to $80,039 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

On June 24, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $78,947 with a four month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,205, a debt discount of $71,250 (see Note 11), and derivative expense of $15,653. The Company also recorded OID of $3,750. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $78,947 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

On July 20, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with an eighteen month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $56,141, a debt discount of $47,500 (see Note 11), and derivative expense of $8,641. The Company also recorded OID of $2,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of debt discount and OID as of March 31, 2018 and December 31, 2017 amounted to $52,632 and $44,167, respectively.

On July 29, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with an eighteen month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $56,137, a debt discount of $47,500 (see Note 11), and derivative expense of $8,637. The Company also recorded OID of $2,632 and deferred financing of $2,500. The OID, deferred financing, and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of debt discount, deferred financing and OID as of March 31, 2018 and December 31, 2017 amounted to $52,632 and $45,669, respectively.

On September 1, 2016, the Company executed a Securities Purchase Agreement (SPA). In connection with the SPA the Company may issue 5% original issue discount (OID) convertible promissory notes with an aggregate principal balance amounting to $157,895. In connection with the SPA, on September 1, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. The promissory note will be fulfilled by issuing multiple tranches. On September 1, 2016, at the closing of the first tranche, the outstanding principle amount totaled $32,895. Each tranche will have a twelve month maturity date following the issuances of the tranche. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $35,086, a debt discount of $25,000 (see Note 11), and derivative expense of $10,086. The Company also recorded OID of $7,895. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $32,895 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

F-19

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On September 2, 2016, the Company issued a second tranche of $25,000 related to the above note. The principal balance of the second tranche was recorded as $25,000 with a twelve month maturity date. In connection herewith, the Company recorded a derivative liability of $26,665, and derivative expense of $5,165. The Company also recorded deferred financing of $3,500. The deferred financing is being amortized over the term of the note. The balance of the convertible promissory note amounted to $25,000 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

On April 10, 2017, the Company issued a third tranche of $15,000 related to the above referenced September 1, 2016 SPA. The principal balance of the third tranche was recorded as $15,000 with a twelve month maturity date. In connection herewith, the Company recorded a derivative liability of $25,835, and derivative expense of $25,835. The balance of the convertible promissory note amounted to $15,000 as of March 31, 2018 and December 31, 2017.

On October 18, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $25,000 (see Note 11), and derivative expense of $11,709. The Company also recorded OID of $1,316. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

On October 28, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $26,316 (see Note 11), and derivative expense of $10,393. The Company also recorded OID of $1,316. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

On November 18, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $25,000 (see Note 11), and derivative expense of $11,709. The Company also recorded OID of $1,316. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

On December 23, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $51,579 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,398, OID of $2,579 and derivative expense of $84,398. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $51,579 as of March 31, 2018 and December 31, 2017. The OID and debt discount were fully amortized as of December 31, 2017.

On January 17, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,750 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $25,772, OID of $750 and derivative expense of $25,772. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $15,750 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID as of March 31, 2018 and December 31, 2017 amounted to $15,750 and $15,124, respectively.

On February 1, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a four month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $43,061, OID of $1,316 and derivative expense of $43,061. The OID was fully amortized over the term of the note as of December 31, 2017. The balance of the convertible promissory note amounted to $26,316 as of March 31, 2018 and December 31, 2017.

F-20

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On February 3, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $21,053 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $34,449, OID of $1,053 and derivative expense of $34,449. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $21,053 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID as of March 31, 2018 and December 31, 2017 amounted to $21,053 and $19,765, respectively.

On April 10, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,789 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $25,835, OID of $789, debt discount of $14,210 and derivative expense of $11,643. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $15,789 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $15,373 and $11,623, respectively.

On April 28, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,578 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $52,502, OID of $1,579, debt discount of $28,421 and derivative expense of $24,081. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $29,246 and $21,746, respectively.

On May 24, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,578 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $52,503, OID of $1,579, debt discount of $28,421and derivative expense of $24,081. The OID and debt discount will be amortized over the term of the note. In March 2018, the note holder converted $8,360 of principle balance into 4,750,000 common shares at a contractual rate of $.00176 per share. As of March 31, 2018 and December 31, 2017 the balance of the convertible promissory note amounted to $23,218 and $31,579, respectively. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $18,802 and $19,662, respectively.

On June 8, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $21,053 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $35,002, OID of $1,053, debt discount of $18,947and derivative expense of $16,055. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $21,053 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $16,886 and $11,886, respectively.

On December 29, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $7,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $11,557, OID of $395 and derivative expense of $11,557. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $7,895 as of December 31, 2017. On June 23, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $42,105 with a one year maturity date to the same noteholder as the December 29, 2016 convertible promissory note. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $70,003, OID of $2,105, debt discount of $37,895 and derivative expense of $32,108. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $42,105 as of December 31, 2017. The noteholder assigned the principal balance and accrued interest of both of these notes to a third party on March 31, 2018. The replacement convertible promissory note has a principal balance of $74,754 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $19,458. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $121,717 and derivative expense of $74,754.

F-21

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On July 18, 2017, the Company issued a convertible promissory note with a principal balance of $68,000 with a one year maturity date. an interest rate of 8%. This convertible debenture converts at 65% of the average lowest trading price during the 10 days prior to conversion. The Company recorded $3,000 in deferred financing costs in connection with this convertible promissory note. The deferred financing costs will be amortized over the term of the note. During the quarter ended March 31, 2018, the note holder converted $36,650 of the principal balance of the convertible promissory note into 10,514,986 common shares at contractual rates ranging from $.00299 to $.005915 per share. As of March 31, 2018 and December 31, 2018 the balance of the convertible promissory note amounted to $31,350 and $68,000, respectively. The balance of the convertible promissory note net of deferred financing as of March 31, 2018 and December 31, 2017 amounted to $30,475 and $66,375, respectively.

On October 2, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $52,502, OID of $1,579 and derivative expense of $52,502. The OID and deferred financing are being amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $14,474 and $12,829, respectively.

On October 5, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,789 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $26,251, OID of $789 and derivative expense of $26,251. The OID and deferred financing are being amortized over the term of the note. The balance of the convertible promissory note amounted to $15,789 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $8,289 and $4,539, respectively.

On October 25, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $57,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $96,254 OID of $2,895 and derivative expense of $96,254. The OID and deferred financing are being amortized over the term of the note. The balance of the convertible promissory note amounted to $57,895 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $25,812 and $12,062, respectively.

On November 24, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $63,158 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $105,005, OID of $3,158 and derivative expense of $105,005. The OID and deferred financing are being amortized over the term of the note. The balance of the convertible promissory note amounted to $63,158 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $23,158 and $8,158, respectively.

F-22

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On December 7, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $46,229, OID of $1,579, debt discount of $28,421 and derivative expense of $17,808. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of March 31, 2018 and December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 and December 31, 2017 amounted to $11,579 and $4,079, respectively.

On January 5, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $8,947 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $13,098, OID of $447, debt discount of $8,053 and derivative expense of $5,045. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $8,947 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $2,572.

On January 19, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $7,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $11,557, OID of $395, debt discount of $7,105 and derivative expense of $4,452. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $7,895 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $1,958.

On January 24, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,591, OID of $2,632, debt discount of $47,368 and derivative expense of $37,223. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $12,829.

On January 30, 2018, the Company issued a convertible promissory note with a principal balance of $58,000 with a one year maturity date. This note holder has the right to convert the principal balance of the debenture beginning on the date which is one hundred eighty (180) days following the date of this note and ending on the later of the maturity date and the date of the default amount. The convertible promissory note has terms to convert at a 37% discount of the lowest trading price during the 10 days prior to conversion. The Company recorded $3,000 in deferred financing associated with this note. The deferred financing is being amortized on a straight line basis over the term of the note. The balance of the convertible promissory note amounted to $58,000 as of March 31, 2018. The balance of the convertible promissory note net of deferred financing as of March 31, 2018 amounted to $55,917.

On February 9, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,789 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $23,434, OID of $789, debt discount of $8,434 and derivative expense of $15,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $15,789 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $7,719.

On February 15, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $12,632 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $18,747, OID of $632, debt discount of $6,747 and derivative expense of $12,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $12,632 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $6,175.

F-23

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On February 26, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $39,056, OID of $1,316, debt discount of $14,056 and derivative expense of $25,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $12,225.

On March 6, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $50,755, OID of $1,579, debt discount of $28,421 and derivative expense of $22,334. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018 amounted to $4,079.

On March 9, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $46,868, OID of $1,579, debt discount of $16,868 and derivative expense of $30,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $13,901.

On March 16, 2018, the Company issued a replacement convertible promissory note with a principal balance of $124,689 with a one year maturity date that was recorded under note payable on the company’s balance sheet as of December 31, 2017 in the amount of $66,667 and accrued interest of $8,811. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $200,404 and derivative expense of $202,404. During the quarter ended March 31, 2018, the note holder converted $18,150 of the principal balance of the convertible promissory note into 10,312,500 common shares at a contractual rate of $.00176 per share. The balance of the convertible promissory note amounted to $106,539 as of March 31, 2018.

On March 21, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $74,001, OID of $2,632, debt discount of $24,000 and derivative expense of $50,001. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $23,205.

On March 23, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $42,848, OID of $1,316, debt discount of $17,848 and derivative expense of $25,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of March 31, 2018. The balance of the convertible promissory note net of OID and debt discount as of March 31, 2018, amounted to $7,915.

During the three months ended March 3, 2018 and the year ended December 31, 2017 amortization of debt discount amounted to $108,191 and $403,245, respectively.

F-24

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

NOTE 11 – DERIVATIVE LIABILITY

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operation as other income (expense). Upon conversion or exercise of a derivative instruments, the instrument is marked to fair value at the conversion date then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from December 31, 2016 to March 31, 2018:

Conversion feature
derivative liability
Balance at December 31, 2016	$4,956,637
Initial fair value of derivative liability recorded as debt discount	336,094
Initial fair value of derivative liability charged to other expense	537,541
Reclass of derivative liability to additional paid in capital due to conversions	(390,996)
Loss on change in fair value included in earnings	(1,485,907)
Balance at December 31, 2017	$3,953,369
Initial fair value of derivative liability recorded as debt discount	229,673
Initial fair value of derivative liability charged to other expense	425,600
Reclass of derivative liability to additional paid in capital due to conversions	(664,108)
Loss on change in fair value included in earnings	24,902,861
Balance at March 31, 2018	$28,847,395

Total derivative liability at March 31, 2018 and December 31, 2017 amounted to $28,847,395 and $3,953,369, respectively. The change in fair value included in earnings of $24,902,861 is due substantially reduced conversion prices due to the effect of “Ratchet” provisions incorporated in convertible notes payable (see Note 10) coupled with an increase in the risk-free interest rate.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

From January 1, 2018 to March 31, 2018

Expected volatility	281% - 293%
Expected term	3 – 12 months
Risk-free interest rate	1.28%-2.93%
Expected dividend yield	0%

NOTE 12 - STOCKHOLDERS’ DEFICIT

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

F-25

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

On February 12, 2018, the Company issued 5,000,000 shares of common stock at the fair market value rate of $0.009 totaling $45,000 to the Company’s CEO for services rendered. The Company also issued 3,000,000 shares of common stock at the fair market value rate of $0.009 totaling $27,000 to an employee for services rendered.

During the quarter ended March 31, 2018, the Company issued 88,463,307 shares of common stock at contractual rates ranging from $.00176 to $.00583 for the conversion of $211,953 in principal and $10,487 in accrued interest of convertible notes payable (See Note 10).

NOTE 13 - RELATED PARTY TRANSACTIONS

Due to Related Parties

The Chief Executive Officer of the Company advanced funds for operating expenses in 2016. As of March 31, 2018 and December 31, 2017 the Company has a balance of $1,814 in Due to Related Parties included on the balance sheet. These advances are short-term in nature and non-interest bearing.

Note Payable – related party

The following related party transactions have been presented on the balance sheet in Note Payable – related party. In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company executed a non-interest bearing note payable in the amount of $830,000 due to the former CEO of the Acquisition Companies. During the quarter ended March 31, 2018, the Company paid $12,000 related to this note payable. As of March 31, 2018 and December 31, 2017 the balance of the note payable – related party amounted to $818,000 and $830,000, respectively.

NOTE 14 – BARTER REVENUE

The Company provides security systems and associated installation labor in exchange for business services. The Company recognizes revenue from these barter transactions when security systems are installed and recognizes deferred barter costs as other current assets until the barter transaction is completed and then recognizes the appropriate expense. The barter revenue is valued at the fair market value which is the selling price we sell to other third parties. The barter revenue for the three months ended March 31, 2018 and 2017 totaled $0 and $27,721, respectively.

NOTE 15 - ACCRUED PAYROLL TAXES

As of March 31, 2018 and December 31, 2017 the Company recorded a liability related to unpaid payroll taxes which includes interest and penalties of approximately $142,000 and $135,000, respectively. The liability was incurred in the years ended December 31, 2007 through December 31, 2017 as a result of the Company not remitting payroll tax liabilities. In August 2013, the Company paid $43,176 and in September 2015, the Company paid $28,281 toward the outstanding payroll tax liabilities. Such amount also includes current payroll tax liabilities and has been included in accrued expenses in the accompanying unaudited consolidated financial statements. The Company has not received any notices from the IRS related to the unpaid payroll taxes.

F-26

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

NOTE 16 - SEGMENT REPORTING

Although the Company has a number of operating divisions, separate segment data has not been presented as they meet the criteria for aggregation as permitted by ASC Topic 280, “Segment Reporting” (formerly Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures About Segments of an Enterprise and Related Information”).

Our chief operating decision-maker is considered to be our Chief Executive Officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying unaudited consolidated statements of operations. Therefore, the Company has determined that it operates in a single operating segment, specifically, security systems and related services. For the three months ended March 31, 2018 and 2017 all material assets and revenues of the Company were in the United States.

NOTE 17 – COMMITMENTS

Leases:

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a lease for office space with a four year term beginning on April 1, 2015 and ending on March 31, 2019. The Company has the option to renew the lease for an additional six years after the expiration date. The monthly rent expense is $11,371.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:
Operating Leases	$136,452	125,081	11,371	-	-
Total Contractual Obligations:	$136,452	125,081	11,371	-	-

Rent expense for the three months ended March 31, 2018 and 2017 was $34,114 and $645, respectively.

NOTE 18 – SUBSEQUENT EVENTS

Subsequent to March 31, 2018, the Company issued 5% original issue discount (OID) convertible promissory notes with principal balances totaling approximately $251,000 with one year maturity dates. These convertible debentures convert between 55% and 60% of the lowest trading price during the 30 days prior to conversions. Due to certain ratchet provisions contained in the convertible promissory notes the Company will account for these conversion features as derivative liabilities.

Subsequent to March 31, 2018, the Company issued 44,427,015 shares of common stock upon conversion of $133,948 of convertible promissory notes and $3,285 of accrued interest. These notes were converted at contractual rates ranging from $.002156 to $.0055.

F-27

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Directview Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Directview Holdings, Inc. and Subsidiaries as of December 31, 2017 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2017 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations and its cash flows for each of the year ended December 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss and cash used from operations of approximately $1.5 million and 420,000, respectfully for the year ended of December 31, 2017 and a working capital deficit of approximately $13 million. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit includes performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The consolidated financial statements as of December 31, 2016, were audited by D’Arelli Pruzansky, P.A., who sold its audit practice to Assurance Dimensions, Inc. as of May 3, 2017, and whose report dated April 17, 2017, expressed an unmodified opinion on those statements

/s/ Assurance Dimensions

Certified Public Accountants

We have served as the Company’s auditor since 2017.

Coconut Creek, Florida

April 17, 2018

F-29

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016

ASSETS

CURRENT ASSETS:
Cash	$68,437	$58,449
Accounts Receivable - net	615,639	85,455
Capitalized Job Costs	141,267	-
Inventory	73,499	29,953
Other Current Assets	59,938	52,556

Total Current Assets	958,780	226,413

PROPERTY AND EQUIPMENT - Net	64,250	-

Goodwill	794,830	-
Intangible Assets, net	682,682	-
Other Assets	6,670	26,167

Total Assets	$2,507,212	$252,580

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible Promissory Notes, net of debt discounts of $230,721 and $309,302	$2,952,250	$2,492,573
Short Term Advances	146,015	146,015
Note Payable	1,971,208	116,792
Accounts Payable	361,619	270,516
Credit Card Payable	152,481	-
Accrued Expenses	3,607,100	2,346,521
Line of Credit	260,658	-
Stock Payable	25,000	-
Deferred Revenue	479,426	38,500
Due to Related Parties	1,814	1,814
Note Payable - related party, current	52,000	-
Derivative Liability	3,953,369	4,956,637
Total Current Liabilities	13,962,940	10,369,368

Note Payable-related party, net of current portion	778,000	-

Total Liabilities	14,740,940	10,369,368

Commitments and Contingencies (see Note 17)

STOCKHOLDERS’ DEFICIT:
Preferred Stock ($0.0001 Par Value; 5,000,000 Shares Authorized; Series A (51 shares designated 51 shares issued and outstanding as of December 31, 2017 and 0 shares issued and outstanding as of December 31, 2016)	-	-
Common Stock ($0.0001 Par Value; 1,000,000,000 Shares Authorized; 13,873,971 and 2,134,155 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively)	1,387	213
Additional Paid-in Capital	17,158,926	17,729,875
Accumulated Deficit	(29,396,982)	(27,844,136)

Total DirectView Holdings, Inc. Stockholders’ Deficit	(12,236,669)	(10,114,048)

Non-Controlling Interest in Subsidiary	2,941	(2,740)

Total Stockholders’ Deficit	(12,233,728)	(10,116,788)

Total Liabilities and Stockholders’ Deficit	$2,507,212	$252,580

See accompanying notes to consolidated financial statements.

F-30

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2017	2016

NET SALES:
Sales of Product	$2,379,190	$309,687
Services	525,797	151,015
Total Net Sales	2,904,987	460,702

COST OF SALES:
Cost of Product	1,192,177	134,662
Cost of Services	450,952	96,603
Total Cost of Sales	1,643,129	231,265

GROSS PROFIT	1,261,858	229,437

OPERATING EXPENSES:
Marketing and Public Relations	129,112	178,495
Rent	91,613	79,320
Depreciation	142,468	15,156
Amortization	146,318	-
Bad Debt Expense	844	106,898
Research and Development	11,344	18,014
Compensation and Related Taxes	834,705	508,575
Other Selling, General and Administrative	778,299	724,521

Total Operating Expenses	2,134,703	1,630,979

LOSS FROM OPERATIONS	(872,845)	(1,401,542)

OTHER INCOME (EXPENSES):
Gain on conversion of related party loan	2,310	10,264
Gain (Loss) on Change in Fair Value of Derivative Liabilities	1,485,907	(958,072)
Initial Derivative Expense	(537,541)	(348,244)
Interest Income	-	271
Amortization of Debt Discount	(403,245)	(1,721,296)
Other Income	131,648	-
Interest Expense	(1,353,399)	(379,033)

Total Other Expense	(674,320)	(3,396,110)

NET LOSS	(1,547,165)	(4,797,652)

Net (Income) Loss Attributable to Non-Controlling Interest	(5,681)	35,072

Net Loss Attributable to DirectView Holdings, Inc.	$(1,552,846)	$(4,762,580)

NET LOSS PER COMMON SHARE
Basic and Diluted	$(0.22)	$(16.95)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	6,976,620	280,943

See accompanying notes to consolidated financial statements.

F-31

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2017 and 2016

	Preferred Stock		Common Stock		Additional		Non-	Total
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance at December 31, 2015	-	-	65,178	7	16,226,204	(23,081,557)	32,332	(6,823,014)

Issuance of Common Stock in connection with the conversion of convertible promissory notes and accrued interest			1,715,179	172	593,811			593,983

Reclassification of derivative liability resulting from conversions of notes payable					840,039			840,039

Issuance of Common Stock for Compensation and Services			353,798	35	69,829			69,864

Adjustment to agree to transfer agent report			-	(1)	(8)			(9)

Net loss for the year						(4,762,579)	(35,072)	(4,797,651)

Balance at December 31, 2016	-	-	2,134,155	213	17,729,875	(27,844,136)	(2,740)	(10,116,788)

Issuance of Common Stock in connection with the conversion of convertible promissory notes and accrued interest			11,739,816	1,174	226,416			227,590

Series A Preferred Stock issuance to CEO	51	-						-

Reclassification of derivative liability resulting from conversions of notes payable					390,996			390,996

Reclassification of member equity resulting from acquisition					(1,188,361)			(1,188,361)

Net loss for the year						(1,552,846)	5,681	(1,547,165)

Balance at December 31, 2017	-	-	13,873,971	1,387	17,158,926	(29,396,982)	2,941	(12,233,728)

See accompanying notes to consolidated financial statements.

All share and per share amounts have been presented to give retroactive effect to a 1 for 200 reverse stock split that occurred May 22, 2017.

F-32

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,547,165)	$(4,797,652)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	288,786	15,156
Stock compensation expense	25,000	69,864
Loss (Gain) on change in fair value of derivative liabilities	(1,485,907)	958,072
Initial derivative liability expense	537,541	348,244
Amortization of debt discount	403,245	1,721,296
Amortization of deferred financing costs	6,968	6,288
Bad debt expenses	844	106,898
Amortization of original issue discount	36,350	86,524
(Increase) Decrease in:
Accounts receivable	(329,182)	(4,676)
Other current assets	7,990	(5,067)
Other assets	18,332	(48,538)
Capitalized costs	(89,813)	-
Gain on conversion of related party loan		(10,264)
Increase (Decrease) in:
Accounts payable	110,523	75,412
Accrued expenses	1,341,243	393,368
Deferred revenue	254,764	38,500

Net Cash Used in Operating Activities	(420,481)	(1,046,575)

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of telephone system	(3,222)	-
Acquisition of companies	(41,519)	-
Cash acquired in acquisition of companies	59,389	-

Net Cash Provided by Investing Activities	14,648	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable	(136,148)	(34,900)
Proceeds from convertible notes payable	465,000	850,644
Payments of convertible notes payable	-	(54,989)
Proceeds from notes payable	59,000	25,000
Proceeds from line of credit	34,248	-
Repayments to line of credit	(6,279)	-
Payments to related parties	-	(10,746)

Net Cash Provided by Financing Activities	415,821	775,009

Net (Decrease) Increase in Cash	9,988	(271,566)

Cash - Beginning of Period	58,449	330,015

Cash - End of Period	$68,437	$58,449

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$65,770	$-
Income Taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock (in connection with conversion of convertible promissory notes and accrued interest)	$233,293	$1,434,022
Initial recognition of derivative liability as debt discount	$537,541	$348,244
Reclassification of derivative liability to additional paid in capital (in connection with the conversion of convertible promissory notes and accrued interest)	$390,996	$840,039

See accompanying notes to consolidated financial statements.

F-33

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

DirectView Holdings, Inc., (the “Company”), was incorporated in the State of Delaware on October 2, 2006. On July 6, 2012, the Company changed its domicile from Delaware and incorporated in the State of Nevada.

The Company has the following six subsidiaries: DirectView Video Technologies Inc. (“DVVT”), DirectView Security Systems Inc. (“DVSS”), Ralston Communication Services Inc. (“RCI”), Meeting Technologies Inc (“MT”), Virtual Surveillance (“VS”), and Apex CCTV, LLC (“APEX”).

The Company is a full-service provider of teleconferencing services to businesses and organizations. The Company’s conferencing services enable its clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. The Company’s focus is to provide high value-added conferencing services to organizations such as professional service firms, investment banks, high tech companies, law firms, investor relations firms, and other domestic and multinational companies. The Company is also a provider of the latest technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance.

Acquisition

Effective April 20, 2017 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Video Surveillance Limited Liability Company, a Texas limited liability company with an assumed name of Virtual Surveillance (“VS”), Apex CCTV Limited Liability Company, a Texas limited liability company formerly known as Vaultronics (“APEX” and together with VS, the “Acquisition Companies”), and Mark D. Harris the sole member and equity owner of each of the Acquisition Companies (the “Seller”).

According to the terms of the Purchase Agreement, on the Effective Date, the Seller transferred to the Company all of the issued and outstanding equity interests of each of the Acquisition Companies.

Virtual Surveillance, LLC. was incorporated in the State of Texas on February 26, 2015. VS is an integrator of security products and low voltage technology such as security cameras, access control, structure cabling, Wi-Fi and digital signage. VS’s services enable its clients to cost-effectively have one vendor that can provide services across their geographically dispersed locations. VS’s primary focus is to provide high value-added commercial security products and services to manufacturing, distribution, healthcare, entertainment, and a number of Fortune 500 clients in North America.

Apex CCTV, LLC was incorporated in the State of Texas on February 24, 2015. Apex is a full-service provider of security products through an ecommerce website. Apex’s website allows customers to purchase commercial grade software and equipment cost-effectively. Apex markets to systems integrators, small businesses, corporations, and individuals. Apex is a provider of the latest technologies in surveillance systems, digital video recording, access control, and low voltage products.

In connection with the acquisition, the Company acquired all the assets and assumed all of the liabilities of the acquired companies. Included in these liabilities is a Note Payable to a bank with a remaining balance, at the acquisition date, of $1,923,896. Per the Purchase Agreement this Note Payable to bank was to be paid in full and have a complete release of the Seller’s guarantee and collateral related to the note within 180 days of the effective date of the Purchase Agreement. In addition to the assumed assets and liabilities the Company executed a Note Payable – related party (“Note”) in the amount of $830,000. The Note Payable principal amount will be reduced by a $2,000 cash purchase price payout calculated related to the terms in the Purchase Agreement and $150,000 based on an Employment Agreement with the Seller to be paid over a three year period commencing on effective date of the Purchase Agreement. Upon delivery by the Purchaser to the Seller of the final Note payment, related to the Employment Agreement, the Note held by the Seller shall be forfeited and cancelled and no further force or effect, and the Purchaser shall have no further obligations on the Note. In an Event of Default of the Note, Purchaser shall issue to Seller convertible preferred stock convertible into common stock of the Purchaser with a fair value up to $1,000,000 (“Convertible Preferred Stock”) valued by the closing price of the Purchaser’s common stock on the day written notice of an Event of Default (as define in the Note) under the terms of the Note are delivered to the Purchaser (the “Default Notice”). The Convertible Preferred Stock may be converted solely upon an Event of Default and in the amount equal to the outstanding amount due under the Note triggering such Event of Default. The Convertible Preferred Stock shall be held by the Purchaser in escrow and shall be released within ten days of the Event of Default. As of December 31, 2017, no payments have been remitted pursuant to the Cash Payout and the Employment Agreement. The Company has not been notified of an Event of Default. Furthermore, per the Purchase Agreement, in the event the acquisition companies are purchased for less than the Maximum Purchase Price upon the acquisition companies generating at least $500,000 in cash flow each year as determined by Schedule 2.03(a) in the Purchase Agreement, the Seller shall receive five percent (5%) of such cash flow up to $300,000 per year (the “Cash Flow Payments”). The Cash Flow Payments shall expire upon the earlier of (i) three years from the Effective Date, or (ii) the aggregate payment of the Purchase Price in the amount of the Maximum Purchase Price. Any payments made as cash flow payments will reduce the note Payable – related party.

F-34

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the assets acquired and liabilities assumed on April 20, 2017 in the acquisition are as follows:

Assets acquired:
Cash	$59,389
Accounts receivable, net of allowance for doubtful accounts	201,846
Inventory	42,381
Other current assets	15,372
Property and equipment	203,496
Goodwill	794,830
Intangible assets	829,000
Total assets	$2,146,314

Liabilities assumed:
Accounts payable and accrued expenses	$58,308
Credit card payable	102,906
Deferred Revenue	184,877
Line of Credit	232,689
Note payable - related party	830,000
Note payable	1,923,896
Total Liabilities	$3,332,676

The estimates of fair values and the purchase price allocation is subject to change pending the finalization of the valuation of assets acquired and liabilities assumed.

The following unaudited pro forma consolidated results of operations have been prepared as if the merger occurred on January 1, 2016:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Net Revenues	$5,088,920	$6,178,164
Net Loss	$(1,607,909)	$(5,413,174)
Net Loss per Share	$(0.12)	$(2.54)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

Basis of Presentation

The consolidated financial statements include the accounts of the Company, five wholly-owned subsidiaries, and a subsidiary with which the Company has a majority voting interest of approximately 58% (the other 42% is owned by non-controlling interests, including 2% which is owned by the Company’s CEO) as of December 31, 2017. In the preparation of the consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.

F-35

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

All share and per share amounts have been presented to give retroactive effect to a 1 for 200 reverse stock split that occurred May 22, 2017.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the allowance for doubtful accounts, deferred tax asset valuation allowance, valuation of stock-based compensation, the useful life of property and equipment, valuation of beneficial conversion features on convertible debt, valuation of intangible assets and the assumptions used to calculate derivative liabilities.

Non-controlling Interests in Consolidated Financial Statements

The Company follows ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements.” This statement clarifies that a non-controlling (minority) interest in a subsidiary is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. In accordance with ASC 810-10-45-21, the losses attributable to the parent and the non-controlling interest in subsidiary may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. As of December 31, 2017 and December 31, 2016, the Company reflected a non-controlling interest of $2,941 and ($2,740) in connection with our majority-owned subsidiary, DirectView Security Systems Inc. as reflected in the accompanying consolidated balance sheets.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2017 and 2016, the Company had no bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of December 31, 2017 and December 31, 2016. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy. As of December 31, 2017 and 2016 there were not any cash equivalents.

F-36

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, notes payable and due to related parties approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the notes and convertible promissory notes approximates the estimated fair value for these financial instruments as management believes that such notes constitute substantially all of the Company’s debt and the interest payable on the notes approximates the Company’s incremental borrowing rate.

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company uses specific identification of accounts to reserve possible uncollectible receivables. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2017 and 2016, management determined that an allowance was necessary which amounted to approximately $160,000 and $120,000, respectively. During the years ended December 31, 2017 and 2016 the Company recognized $844 and $106,898 respectively of write-offs related to uncollectible accounts receivable.

Capitalized Job Costs

The Company records capitalized jobs costs on the balance sheet and expenses the costs upon completion of related jobs based on when revenue is earned per ASC 605-10 “Revenue Recognition.” As of December 31, 2017 and 2016, the Company had $141,267 and $0, respectively included on their balance sheets under Capitalized Job Costs.

Advertising

Advertising is expensed as incurred. Advertising expense for the years ended December 31, 2017 and 2016 was $129,112 and $178,495, respectively.

Shipping costs

Shipping costs are included in cost of sales for VS and Apex and shipping costs are included in other selling, general and administrative expenses for DVVS and were deemed to be not material for the years ended December 31, 2017 and 2016, respectively.

Inventory

Inventory, consisting of finished goods related to our products is stated at the lower of cost or net realizable value utilizing the first-in, first-out method. The Company acquires inventory for specific installation jobs. As a result, the Company generally orders inventory only as needed for installations. Due to the anticipation of customers’ needs the Company purchased inventory items and had $73,499 and $29,953 in inventory as of December 31, 2017 and 2016, respectively.

Property and Equipment

Property and equipment is carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or the term of the lease.

F-37

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the years ended December 31, 2017 and 2016.

Intangible Assets

The Company amortizes the below identifiable intangible assets over their useful lives on a straight line basis.

Customer Relationships	10 years
Brand	10 years
Technology	3 years

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s consolidated financial statements.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. The Company recorded stock based compensation of $25,000 for an employee during the year ended December 31, 2017. The Company recorded stock based compensation expense of $60,932 to employees and $8,932 to non-employees during the year ended December 31, 2016.

Loan Costs

The Company has early adopted ASU 2015-3 “Interest – Imputation of Interest” - Simplifying the Presentation of Debt Issuance Costs. The loan costs are recorded as a debt discount and amortized to interest expense over the terms of the note payable.

F-38

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition

The Company follows the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials. The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. When a customer order contains multiple items such as hardware, software, and services which are delivered at varying times, the Company determines whether the delivered items can be considered separate units of accounting. Delivered items should be considered separate units of accounting if delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of undelivered items, and if delivery of undelivered items is probable and substantially in the Company’s control. Sales are recorded net of discounts and discounts are determined to be immaterial.

The following policies reflect specific criteria for the various revenue streams of the Company:

Revenue is recognized upon completion of conferencing services. The Company generally does not charge up-front fees and bills its customers based on usage.

Revenue for video equipment sales and security surveillance equipment sales is recognized upon delivery and installation. Due to the nature of the Company’s business it is not practicable to return products therefore the Company has determined that it is not necessary to provide a provision for sales returns and allowances. The Company’s manufacturers provide the highest quality products available. If there is a defect in a product related to materials or workmanship the Company extends the manufacturer’s warranty to its customers. To date this process has never occurred. Therefore no warranty liability is recorded.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable.

Cost of Sales

Cost of sales includes cost of products and cost of service. Product cost includes the cost of products and delivery costs. Cost of services includes labor and fuel expenses.

Concentrations of Credit Risk and Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

During the year ended December 31, 2017, one customer accounted for 34% of revenues.

During the year ended December 31, 2016, one customer accounted for 18% of revenues.

As of December 31, 2017, three customers accounted for 56% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the three customers:

Customer 1	30%
Customer 2	15%
Customer 3	11%
Total	56%

As of December 31, 2016, three customers accounted for 39% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the three customers:

Customer 1	13%
Customer 2	13%
Customer 3	13%
Total	39%

F-39

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and Development

Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service (hereinafter “product”) or a new process or technique (hereinafter “process”) or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. Per FASB ASC 730, the Company expenses research and development cost as incurred.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Net Income per Common Share

Net income per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. At December 31, 2017 the Company had 442,601,456 share equivalents issuable pursuant to embedded conversion features. At December 31, 2016 the Company had 29,733,748 share equivalents issuable pursuant to embedded conversion features.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on the results of operations, financial condition or cash flows, except as described below.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 for all entities by one year. This update is effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim periods within those reporting periods. Earlier application was permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. ASU 2014-09 was to become effective for us beginning January 2017; however, ASU 2015-14 deferred our effective date until January 2018, which is when we plan to adopt this standard. The ASU permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). The ASU also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required for customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. We have completed the process of evaluating the effect of the adoption and determined that our contracts for which customers purchase both surveillance products and installation services from us may result in a change to our reported revenues as a result of the adoption. Based on our evaluation process and review of our contracts with customers, the timing and amount of revenue recognized based on ASU 2015-14 will be recognized when our performance obligations are satisfied for both product sales and installation services. This differs from previous guidance in which we recognized the sale of the products and installation services at the same time. We adopted the new standard effective January 1, 2018, using the modified retrospective approach, and will expand our consolidated financial statement disclosures in order to comply with the ASU. We have determined the adoption of ASU 2015-14 will not have a material impact on our results of operations, cash flows, or financial position due to the short term nature of our contracts.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit)—the new ASU will require both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

F-40

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2017, the Company had an accumulated deficit of approximately $29 million, a stockholders’ deficit of approximately $12 million and a working capital deficiency of approximately $13 million. The net cash used in operating activities for the year ended December 31, 2017 totaled $420,481. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. Management intends to attempt to raise funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. The consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated life	December 31, 2017	December 31, 2016
Computer Equipment	1 year	$13,333	$-
Office Equipment	1 year	5,767	-
Telephone System	1 year	11,042	-
ERP Software	1 year	150,000	-
Vehicles	1 year	22,667	-
Furniture & Fixtures	2-3 years	2,000	2,771
Less: Accumulated depreciation		(140,559)	(2,771)
Leasehold Improvements	2 years	-	26,901
Less: Accumulated amortization		-	(26,901)
		$64,250	$-

For the years ended December 31, 2017 and 2016, depreciation and amortization expense amounted to $142,468 and $15,156, respectively.

In June 2014, the Company negotiated to lease approximately 3,000 square feet of office space in New York City and made leasehold improvements totaling $12,448. In August 2015 the Company made leasehold improvements totaling $14,453. The Company began amortizing the balance on a straight-line basis for the term of 2 years commencing in July 2014 and August 2015. In September 2016 the Company moved its office to a different floor in the same building. Consequently, the Company amortized the remainder of the leasehold improvements during September 2016. The monthly rent expense remained the same. The original monthly rent was $5,000 per month which was increased to $6,460 in November 2015. In January 2017, the Company relocated and has not entered into another lease agreement.

F-41

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INTANGIBLE ASSETS

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) goodwill and other intangible assets were acquired. An independent valuation of the intangible assets was completed as of December 31, 2017. The intangible assets other than goodwill are being amortized on a straight line basis over their useful lives.

Intangible assets consist of the following:

	December 31, 2017	Useful Lives
Intangible assets:
Goodwill	$794,830
Customer Relationships	95,000	10 years
Brand	204,000	10 years
Technology	530,000	3 years
Total	1,623,830
Less: Accumulated amortization	(146,318)
	$1,477,512

Amortization expense related to the intangible assets for the period of April 20, 2017 (Acquisition Date) through December 31, 2017 was $146,318.

NOTE 5 – LINE OF CREDIT

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a $350,000 revolving line of credit (“Line of Credit”) that VS and Apex are jointly and severally liable for that expires on April 7, 2018. The Line of Credit is guaranteed by VS, Apex and the Acquisition Companies’ previous managing member and collateralized by all of the assets of VS and Apex. The line of credit has an interest rate of prime plus 1. The interest rate was 5.12% as of December 31, 2016. In the period of April 20, 2017 through December 31, 2017 the Company had borrowings of $34,248 and repayments of $6,279. The balance outstanding on the line of credit was approximately $261,000 as of December 31, 2017. As of December 31, 2017 the Company is out of compliance with the debt covenants related to the Line of Credit.

NOTE 6 – NOTE PAYABLE - RELATED PARTY

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company executed a non-interest bearing Note Payable – related party in the amount of $830,000. The Note Payable principal amount will be reduced by the calculated cash payout of $2,000 related to the terms in the Purchase Agreement and payments owed in accordance with the Employment Agreement with the Seller in the amount of $150,000. The terms of the Employment Agreement include $50,000 annually to be paid over a three year period commencing on Effective Date of the Purchase Agreement. Upon delivery by the Purchaser to the Seller of the final note payment, related to the Employment Agreement, the Note held by the Seller shall be forfeited and cancelled and no further force or effect, and the Purchaser shall have no further obligations on the Note. No payments have been remitted pursuant to the Cash Payout and the Employment Agreement as of December 31, 2017.

NOTE 7 – NOTES PAYABLE

In November 2009, the Company issued an unsecured note payable of $20,000. The note is payable either in cash or security equivalent at the option of the Company. In the event the Company repays this note in shares of the Company’s common stock the rate is $0.05 per share. The note payable bears 6% interest per annum and matured in May 2010. In January 2010, this note was satisfied by issuing a note payable to another unrelated party with the same terms and conditions except for its maturity date changed to January 2011. The note was in default as of December 31, 2015. In February 2016 the Company paid the noteholder $19,133, the remaining $9,900 balance of the note and $9,233 in accrued interest leaving the balance at $0 as of December 31, 2016.

F-42

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2012, the Company entered into demand notes with Regal Capital (formerly a related party) totaling $116,792 bearing interest at 12% per annum. As of September 30, 2017 and December 31, 2016 the notes amounted to $116,792 and $116,792 respectively.

On September 15, 2016, the Company issued a demand promissory note of $25,000 due December 22, 2016. The interest rate is 10% with a minimum guaranteed interest amount of $2,500. In December 2016 the Company paid the balance of the note leaving the balance at $0 as of December 31, 2016.

On March 6, 2017, the Company issued a 10% original issue discount (OID) promissory note with a principal balance of $66,667 due August 6, 2017 with an interest rate of 10%. In connection with the original issue discount promissory note the Company recorded OID of $6,667 and deferred financing of $1,000 which are to be amortized over the term of the note. On October 3, 2017, the Company executed an agreement with a Note Holder to extend the maturity date of a promissory note ad additional five months beyond the original maturity date of August 6, 2017. The cost of funding is 20% over a six month term prorated to a five month term. In addition, the Company agreed to issue the note holder 375,000 restricted shares of common stock upon payment of the note. It was also agreed that if the company and the note holder agreed the note may be repaid in the form of shares of common stock of the Company at 30% discount to market. As of December 31, 2017 the balance of the original issue discount promissory note amounted to $66,667.

As of April 20, 2017, in connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a note payable with a balance of $1,923,896 that VS and Apex are jointly and severally liable for with a maturity date of April 2025 and an interest rate of 4.35%. The note payable is guaranteed by the Acquisition Companies’ previous managing member and his spouse and collateralized by all of the assets of the Acquisition Companies. The note has certain debt covenants that the Company is out of compliance with. Per the Purchase Agreement the note was to be paid within 180 days of the Effective Date, the Company has not complied with the payment terms. As of December 31, 2017 the total balance owed on the note payable was $1,787,749.

As of December 31, 2017 and December 31, 2016, notes payable amounted to $1,971,208 and $116,792, respectively.

Accrued interest on the notes payable amounted to approximately $92,000 and $57,000 as of December 31, 2017 and December 31, 2016, respectively and is included in accrued expenses.

NOTE 8 – SHORT TERM ADVANCES

During the years ended December 31, 2013, 2012 and 2011 an unrelated party advanced funds to the Company used for operating expenses. The advances are payable in cash and are non-interest bearing and due on demand. The balance of these short term advances was $146,015 and $146,015 as of December 31, 2017 and 2016.

NOTE 9 – ACCRUED EXPENSES

As of December 31, 2017 and 2016, the Company had accrued expenses of $3,607,100 and $2,346,521 respectively. The following table displays the accrued expenses by category.

	December 31, 2017	December 31, 2016
Operating Expenses	$17,260	$28,433
Lease Abandonment	-	164,375
Employee Commissions	18,633	79,934
Interest	1,611,924	463,218
Salaries	1,770,027	1,476,917
Sales Tax Payable	54,532	46,771
Payroll Liabilities	134,724	86,873
	$3,607,100	$2,346,521

F-43

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – CONVERTIBLE PROMISSORY NOTES

Convertible promissory notes consisted of the following:	December 31, 2017	December 31, 2016
Secured convertible promissory notes	$3,182,972	$2,801,875

Debt discount liability	(216,069)	(282,217)

Debt discount original issue discount	(12,229)	(20,686)

Debt discount deferred financing	(2,424)	(6,399)
Secured convertible promissory notes– net	$2,952,250	$2,492,573

During fiscal 2009, the Company reclassified $45,000 3% unsecured notes payable from long-term to short-term. The maturity of these notes payable ranged from January 2010 to April 2010 and the notes were in default at December 31, 2012. The Company negotiated with the note holder to extend the maturity date and has accrued 12% interest per annum based on the default provision until such time this note is extended or settled. In May 2013, the Company and the note holder renegotiated the terms of the note to include features that allow the note holder to convert the principal balance of the note into common shares at the conversion price of $.02. This note included down round (“ratchet”) provisions that resulted in derivative accounting treatment for this note (See Note 11). At issuance of the renegotiated note the Company recorded a debt discount in the amount of $45,000 which was fully amortized as of December 31, 2013. In June 2013, the note holder converted $764 into common shares at the contractual rate of $.02 per share. In March 2014, the note holder converted an additional $990 into common shares at the contractual rate of $.02 per share. In October 2014, the note holder assigned $20,000 of the note balance to a third party. The balance of the unsecured note payable amounted to $23,246 as of December 31, 2017 and December 31, 2016.

On October 10, 2013, the Company issued a $10,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at $.15. The Company recorded a debt discount of $8,333 upon issuance of this note. The debt discount was amortized over the term of the note. This note included down round (“Ratchet”) provisions that resulted in derivative accounting treatment for this note (See note 11). The balance of the convertible debenture is $10,000 as of December 31, 2017 and December 31, 2016. In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $8,333 (see Note 12).

On December 11, 2013, the Company issued a $25,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at $.16. The debt discount was amortized over the term of the note. This note included down round (“Ratchet”) provisions that resulted in derivative accounting treatment for this note (See note 11). In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $23,958 (see Note 11). The balance of this convertible debenture is $25,000 as of December 31, 2017 and December 31, 2016.

On January 16, 2014, the Company issued a $25,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at 50% of the lowest trading price during the ten trading days prior to the conversion date. The Company recorded a debt discount of $25,000 with the difference of $26,848 recorded as a derivative expense. The debt discount was amortized over the term of the note. This note included down round (“Ratchet”) provisions that resulted in derivative accounting treatment for this note (See note 11). In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $51,848 (see Note 12). The balance of this convertible debenture is $25,000 as of December 31, 2017 and December 31, 2016.

In March 2014, the Company issued three $50,000 8% convertible debentures with a one year maturity date. Each note is convertible at a contractual rate of $3.50 which exceeded the quoted stock price on the date of the issuance of the convertible debentures. In the first quarter of 2016, the Company paid $50,000 in reduction of one of the notes. The balance of these three notes was $100,000 as of December 31, 2017 and December 31, 2016.

On October 27, 2014, the Company issued an 8% original issue discount (OID) senior secured convertible promissory note with a principal balance of $21,600 with a one year maturity date. This convertible debenture converts at the lower of $.50 or 60% of the lowest trading price during the 25 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $311,662 and a debt discount of $18,400 (see Note 11). The Company also recorded OID of $1,600. The OID and debt discount were fully being amortized as of December 31, 2015. The balance of this convertible debenture as of December 31, 2017 and December 31, 2016 was $21,600.

F-44

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 19, 2014, the Company issued an 8% original issue discount (OID) senior secured convertible promissory note with a principal balance of $27,174 with a one year maturity date. This convertible debenture converts at the lower of $.50 or 60% of the lowest trading price during the 25 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $5,017 and a debt discount of $5,017 (see Note 11). The Company also recorded OID of $2,000. The OID and debt discount were fully amortized as of December 31, 2015. In February 2016, the note holder converted $27,174 of the convertible promissory note payable balance and $2,174 of accrued interest into 2,795 common shares at the contractual rate of $.80 per share. The balance of this convertible debenture as of December 31, 2016 was $0.

In October 2014, a note holder assigned $20,000 of principal balance and $4,489 of an accrued interest balance to a third party. In January 2015 the note holder converted $1,000 into 48 common shares at the contractual rate of $21. In March 2015, the note holder converted $1,300 into 185 common shares at the contractual rate of $7. In April and May 2015 the note holder converted $17,200 into 1,985 common shares at the contractual rate ranging from $5.60 to $11 per share. In March 2016, the Company paid the note holder the balance of the unsecured note payable of $4,989. The balance of this unsecured note payable as of December 31, 2016 was $0.

On February 11, 2015, the Company issued an 8% original issue discount (OID) senior secured convertible promissory note with a principal balance of $54,348 with a one year maturity date. This convertible debenture converts at the lower of $.50 or 60% of the lowest trading price during the 25 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $119,940, a debt discount of $50,348 (see Note 11), and derivative expense of $69,940. The Company also recorded OID of $4,000. The OID and debt discount are being amortized over the term of the note. In June 2015 the note holder assigned the balance of the note and accrued interest of $4,348 to a third party totaling a new note balance of $58,696 as of June 30, 2015. In August 2015, the note holder converted $10,000 of principle balance into 1,035 common shares at the contractual rate of $9.66 per share. In September 2015, the note holder converted $24,000 of principle balance into 2,484 common shares at the contractual rate of $9.66 per share. In October 2015, the note holder converted an additional $10,000 of principle balance into 1,134 common shares at the contractual rate of $8.82 per share. In March 2016, the note holder converted the remaining $14,696 of principle balance into 1,814 common shares at the contractual rate of $8.12 per share. The balance of the unsecured note payable amounted to $0 as of December 31, 2016.

On May 5, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $115,789 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $147,775, a debt discount of $110,000 (see Note 11), and derivative expense of $37,775. The Company also recorded OID of $5,789 and deferred financing of $10,000. The OID, deferred financing and debt discount are being amortized over the term of the note. In December 2015 the note holder converted $23,000 of principle balance into 2,041 common shares at the contractual rate of $11.28 per share. In January 2016 the note holder converted $65,673 of principle balance into 4,710 common shares at the contractual rate ranging from $13.72 to $11.22 per share. In February 2016, the note holder converted the remaining balance of $27,117 of the convertible promissory note and $11,579 of accrued interest into 2,266 common shares at the contractual rate of $5.12 per share. The balance of the convertible promissory note amounted to $0 as of December 31, 2016.

On May 15, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2017 and December 31, 2016. The debt discount and OID were fully amortized as of September 30, 2016.

On May 27, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2017 and December 31, 2016. The debt discount and OID were fully amortized as of September 30, 2016.

F-45

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 5, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2017 and December 31, 2016. The debt discount and OID were fully amortized as of September 30, 2016.

On June 15, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,512, a debt discount of $142,500 (see Note 11), and derivative expense of $59,406. The Company also recorded OID of $7,500 and deferred financing costs of $1,500. The OID, deferred financing and debt discount are being amortized over the term of the note. In June 2016, the note holder converted $5,000 of principle balance into 3,968 common shares at the contractual rate of $1.26 per share. During the period of October 1, 2016 through December 31, 2016 the note holder converted $85,620 of principle balance into 680,000 common shares at contractual rates ranging from $.084 to $.52 per share. In January 2017, the note holder converted the remaining principal balance of $5,280 into 62,857 common shares at the contractual rate of $.084. The balance of the convertible promissory note amounted to $0 and $5,280 as of December 31, 2017 and December 31, 2016, respectively. The debt discount and OID were fully amortized as of September 30, 2016.

On July 1, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,512, a debt discount of $142,500 (see Note 11), and derivative expense of $59,406. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $157,895 as of December 31, 2017 and December 31, 2016. The debt discount and OID were fully amortized as of September 30, 2016.

On July 15, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,512, a debt discount of $142,500 (see Note 11), and derivative expense of $59,406. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. In September 2016, the note holder converted $9,720 of principle balance into 27,000 common shares at a contractual rate of $.036 per share. In January 2017, the note holder converted $22,421 of principle balance into 386,510 common shares at a contractual rates ranging from $.03 to $.084 per share. The balance of the convertible promissory note amounted to $125,754 and $148,175 as of December 31, 2017 and December 31, 2016, respectively. The debt discount and OID were fully amortized as of September 30, 2016.

On July 23, 2015, the Company issued a convertible promissory note with a principal balance of $429,439 with a one year maturity date. This convertible debenture converts at 55% of the two lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $707,603, a debt discount of $429,439 (see Note 11), and derivative expense of $278,164. The debt discount is being amortized over the term of the note. In March 2016, the note holder converted $70,000 of principle balance into 7,273 common shares at the contractual rate of $9.64 per share. In April 2016, the note holder converted $15,000 of principle balance into 2,997 common shares at the contractual rate of $5.02 per share. In May 2016, the note holder converted $14,000 of principle balance into 4,545 common shares at the contractual rate of $3.08 per share. In the period of July 2016 through September 2016 the note holder converted $19,600 of principle balance into 52,216 common shares at the contractual rate ranging from $.242 to $.76 per share. In the period of October 2016 through December 2016 the note holder converted $29,700 of principle balance into 254,500 common shares at the contractual rate ranging from $.082 to $2.42 per share. In January 2017, the note holder converted $40,100 of principle balance into 771,429 common shares at a contractual rates ranging from $.034 to $.078 per share. July 2017, the note holder converted $4,750 of principle balance into 314,050 common shares at a contractual rate of $.0151 per share. The balance of the convertible promissory note amounted to $236,289 and $281,139 as of December 31, 2017 and December 31, 2016, respectively. The debt discount was fully amortized as of September 30, 2016.

F-46

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 9, 2015, three convertible promissory notes mentioned above were assigned to a third party note holder with the same terms and balances. In February 2016, the note holder converted $20,000 of the convertible promissory note and $2,000 of accrued interest into 2,095 common shares at the contractual rate of $10.50 per share. In March 2016, the note holder converted $20,000 of the convertible promissory note and $2,000 of accrued interest into 2,095 common shares at the contractual rate of $10.50 per share. In April 2016, the note holder converted an additional $15,000 of the convertible promissory note and $1,500 of accrued interest into 3,273 common shares at the contractual rate of $5.04 per share. In May 2016, the note holder converted $10,895 of the convertible promissory note and $1,089 of accrued interest into 3,566 common shares at the contractual rate of $3.36 per share. In the period of July 2016 through September 2016 the note holder converted $15,000 of principle balance into 35,138 common shares at the contractual rate ranging from $.252 to $1.20 per share. In the period of October 2016 through December 2016 the note holder converted $27,500 of principle balance and $2,750 of accrued interest into 285,083 common shares at the contractual rate ranging from $.08 to $.252 per share. In the period of January 1, 2017, through December 31, 2017, the note holder converted $96,810 of principle balance and $9,624 of accrued interest into 8,150,974 common shares at the contractual rate ranging from $.00495 to $.08 per share. On July 3, 2017 in an effort to resolve outstanding events of default to a note holder the Company modified the terms on an existing note from a 10% interest rate to a 12% interest rate with a retroactive date to September 11, 2016, the date of original maturity date and date of the first event of default. In addition, the Company agreed to incorporate the penalties and interest due to the note holder into the existing principal amount of the note increasing the principal balance by $81,239of the note as of July 3, 2017. The Company also agreed to increase the discount on the note from 60% of the lowest traded price in the prior thirty trading days to 55% of the lowest traded price in the prior thirty trading days. The balance of the convertible promissory note amounted to $349,719 and $365,289 as of December 31, 2017 and December 31, 2016, respectively. The debt discount was fully amortized as of September 30, 2016.

On October 19, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,500 with a one year maturity date. This convertible debenture converts at 55% of the average of the two lowest traded prices in the prior 30 days before conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $259,764, a debt discount of $142,500 (see Note 11), and derivative expense of $117,264. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. In December 2016, the Company adjusted the convertible promissory note’s principal balance to $157,895 per recalculation of the OID. The OID and debt discount was fully amortized as of December 31, 2016. The balance of the convertible promissory note amounted to $157,895 as of December 31, 2017 and December 31, 2016.

On November 18, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,500 with a one year maturity date. This convertible debenture converts at 55% of the average of the two lowest traded prices in the prior 30 days before conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $259,764, a debt discount of $142,500 (see Note 11), and derivative expense of $117,264. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. In December 2016, the Company adjusted the convertible promissory note’s principal balance to $157,895 per recalculation of the OID. The OID and debt discount was fully amortized as of December 31, 2016. The balance of the convertible promissory note amounted to $157,895 as of December 31, 2017 and December 31, 2016.

On December 18, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $263,158 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $335,598, a debt discount of $237,500 (see Note 11), and derivative expense of $98,756. The Company also recorded OID of $12,500. The OID and debt discount are being amortized over the term of the note. The OID and debt discount was fully amortized as of December 31, 2016. The balance of the convertible promissory note amounted to $263,158 as of December 31, 2017 and December 31, 2016.

On January 19, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $111,111 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $141,697, a debt discount of $95,000 (see Note 11), and derivative expense of $52,808. The Company also recorded OID of $5,000. The OID and debt discount are being amortized over the term of the note. In December 2016, the note holder converted $15,700 of principle balance into 186,904 common shares at a contractual rate of $.084 per share. During the period of In January through February 2017, the note holder converted $34,300 of principle balance and into 550,396 common shares at contractual rates ranging from $.036 to $.084 per share. The balance of the convertible promissory note amounted to $61,111 and $95,411 as of December 31, 2017 and December 31, 2016, respectively. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $61,111 and $91,244, respectively.

F-47

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 5, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,359, a debt discount of $142,500 (see Note 11), and derivative expense of $59,254. The Company also recorded OID of $7,500. The OID and debt discount are being amortized over the term of the note. In June 2017, the note holder converted $7,350 of principle balance into 262,500 common shares at contractual rate of $.012 per share. The balance of the convertible promissory note amounted to $137,886 and $157,895 as of December 31, 2017 and 2016, respectively. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $137,886 and $145,395, respectively.

On March 7, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $118,573 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $151,213, a debt discount of $112,940 (see Note 11), and derivative expense of $38,569. The Company also recorded OID of $5,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $118,573 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $118,573 and $93,869, respectively.

On April 1, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $105,263 with a six month maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $108,185, a debt discount of $95,000 (see Note 11), and derivative expense of $13,448. The Company also recorded OID of $5,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $105,263 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $105,263 and $80,263, respectively.

On May 23, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a five month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $65,144, a debt discount of $47,500 (see Note 11), and derivative expense of $17,776. The Company also recorded OID of $2,500. The OID and debt discount are being amortized over the term of the note. As of May 23, 2017, the convertible promissory note was in default. In November 2017, the Company renegotiated the convertible promissory note and agreed to waive all existing events of default through January 31, 2018. In addition, the Company agreed to roll all penalties and accrued interest amounting to $27,408 into the principal balance of the instrument. The Company also agreed to adjust the discount in the note from 60% of the lowest trading price during the 30 days prior to conversion to 55%. The balance of the convertible promissory note amounted to $80,039 and $52,632 as of December 31, 2017 and 2016, respectively. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $80,039 and $32,974, respectively.

On June 24, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $78,947 with a four month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,205, a debt discount of $71,250 (see Note 11), and derivative expense of $15,653. The Company also recorded OID of $3,750. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $78,947 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $78,947 and $41,850, respectively.

F-48

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 20, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with an eighteen month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $56,141, a debt discount of $47,500 (see Note 11), and derivative expense of $8,641. The Company also recorded OID of $2,632. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $44,167 and $10,651, respectively.

On July 29, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with an eighteen month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $56,137, a debt discount of $47,500 (see Note 11), and derivative expense of $8,637. The Company also recorded OID of $2,632 and deferred financing of $2,500. The OID, deferred financing, and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount, deferred financing and OID as of December 31, 2017 and December 31, 2016 amounted to $45,669 and $9,079, respectively.

On September 1, 2016, the Company executed a Securities Purchase Agreement (SPA). In connection with the SPA the Company may issue 5% original issue discount (OID) convertible promissory notes with an aggregate principal balance amounting to $157,895. In connection with the SPA, on September 1, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. The promissory note will be fulfilled by issuing multiple tranches. On September 1, 2016, at the closing of the first tranche, the outstanding principle amount totaled $32,895. Each tranche will have a twelve month maturity date following the issuances of the tranche. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $35,086, a debt discount of $25,000 (see Note 11), and derivative expense of $10,086. The Company also recorded OID of $7,895. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $32,895 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $32,895 and $5,340, respectively.

On September 2, 2016, the Company issued a second tranche of $25,000 related to the above note. The principal balance of the second tranche was recorded as $25,000 with a twelve month maturity date. In connection herewith, the Company recorded a derivative liability of $26,665, and derivative expense of $5,165. The Company also recorded deferred financing of $3,500. The deferred financing is being amortized over the term of the note. The balance of the convertible promissory note amounted to $25,000 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of deferred financing as of December 31, 2017 and December 31, 2016 amounted to $25,000 and $8,333, respectively.

On April 10, 2017, the Company issued a third tranche of $15,000 related to the above referenced September 1, 2016 SPA. The principal balance of the third tranche was recorded as $15,000 with a twelve month maturity date. In connection herewith, the Company recorded a derivative liability of $25,835, and derivative expense of $25,835. The balance of the convertible promissory note amounted to $15,000 as of December 31, 2017.

On October 18, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $25,000 (see Note 11), and derivative expense of $11,709. The Company also recorded OID of $1,316. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $26,316 and $10,965, respectively.

On October 28, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $26,316 (see Note 11), and derivative expense of $10,393. The Company also recorded OID of $1,316. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $26,316 and $7,455, respectively.

F-49

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 18, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $25,000 (see Note 11), and derivative expense of $11,709. The Company also recorded OID of $1,316. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of debt discount and OID as of December 31, 2017 and December 31, 2016 amounted to $26,316 and $6,579, respectively.

On December 23, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $51,579 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,398, OID of $2,579 and derivative expense of $84,398. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $51,579 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of OID as of December 31, 2017 and December 31, 2016 amounted to $51,579 and $49,108, respectively.

On December 29, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $7,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $11,557, OID of $395 and derivative expense of $11,557. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $7,895 as of December 31, 2017 and December 31, 2016. The balance of the convertible promissory note net of OID as of December 31, 2017 and December 31, 2016 amounted to $7,895 and $7,500, respectively.

On January 17, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,750 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $25,772, OID of $750 and derivative expense of $25,772. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $15,750 as of December 31, 2017. The balance of the convertible promissory note net of OID as of December 31, 2017 amounted to $15,124.

On February 1, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a four month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $43,061, OID of $1,316 and derivative expense of $43,061. The OID was fully amortized over the term of the note as of December 31, 2017. The balance of the convertible promissory note amounted to $26,316 as of December 31, 2017.

On February 3, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $21,053 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $34,449, OID of $1,053 and derivative expense of $34,449. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $21,053 as of December 31, 2017. The balance of the convertible promissory note net of OID as of December 31, 2017 amounted to $19,765.

On April 10, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,789 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $25,835, OID of $789, debt discount of $14,210 and derivative expense of $11,643. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $15,789 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $11,623.

F-50

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 28, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,578 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $52,502, OID of $1,579, debt discount of $28,421 and derivative expense of $24,081. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $21,746.

On May 24, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,578 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $52,503, OID of $1,579, debt discount of $28,421and derivative expense of $24,081. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $19,662.

On June 8, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $21,053 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $35,002, OID of $1,053, debt discount of $18,947and derivative expense of $16,055. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $21,053 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $11,886.

On June 23, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $42,105 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company will account for this conversion feature as a derivative liability. In connection herewith, the Company will record a derivative liability of $70,003, OID of $2,105, debt discount of $37,895 and derivative expense of $32,108. The OID and debt discount will be amortized over the term of the note. The balance of the convertible promissory note amounted to $42,105 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $23,772.

On July 18, 2017, the Company issued a convertible promissory note with a principal balance of $68,000 with a one year maturity date. an interest rate of 8%. This convertible debenture converts at 65% of the average lowest trading price during the 10 days prior to conversion. The Company recorded $3,000 in deferred financing costs in connection with this convertible promissory note. The deferred financing costs will be amortized over the term of the note. The balance of the convertible promissory note amounted to $68,000 as of December 31, 2017. The balance of the convertible promissory note net of deferred financing as of December 31, 2017 amounted to $66,375.

On October 2, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $52,502, OID of $1,579 and derivative expense of $52,502. The OID and deferred financing are being amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $12,829.

On October 5, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,789 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $26,251, OID of $789 and derivative expense of $26,251. The OID and deferred financing are being amortized over the term of the note. The balance of the convertible promissory note amounted to $15,789 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $4,539.

F-51

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 25, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $57,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $96,254 OID of $2,895 and derivative expense of $96,254. The OID and deferred financing are being amortized over the term of the note. The balance of the convertible promissory note amounted to $57,895 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $12,062.

On November 24, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $63,158 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $105,005, OID of $3,158 and derivative expense of $105,005. The OID and deferred financing are being amortized over the term of the note. The balance of the convertible promissory note amounted to $63,158 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $8,158.

On December 7, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $46,229, OID of $1,579, debt discount of $28,421 and derivative expense of $17,808. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of December 31, 2017. The balance of the convertible promissory note net of OID and debt discount as of December 31, 2017 amounted to $4,079.

During the years ended December 31, 2017 and 2016 amortization of debt discount amounted to $403,245 and $1,721,296, respectively.

NOTE 11 – DERIVATIVE LIABILITY

Accounting for Derivatives

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operation as other income (expense). Upon conversion or exercise of a derivative instruments, the instrument is marked to fair value at the conversion date then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

F-52

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from December 31, 2015 to December 31, 2017:

Conversion feature derivative liability
Balance at December 31, 2015	$3,718,242
Initial fair value of derivative liability recorded as debt discount	772,118
Initial fair value of derivative liability charged to other expense	348,244
Reclass of derivative liability to additional paid in capital due to conversions	(840,039)
Loss on change in fair value included in earnings	958,072
Balance at December 31, 2016	4,956,637
Initial fair value of derivative liability recorded as debt discount	336,094
Initial fair value of derivative liability charged to other expense	537,541
Reclass of derivative liability to additional paid in capital due to conversions	(390,996)
Loss on change in fair value included in earnings	(1,485,907)
Balance at December 31, 2017	$3,953,369

Total derivative liability at December 31, 2017 and December 31, 2016 amounted to $3,953,369 and $4,956,637, respectively. The change in fair value included in earnings of $1,485,907 is due in part to the quoted market price of the Company’s common stock decreasing from $.20 at December 31, 2016 to $.0131 at December 31, 2017 coupled with substantially reduced conversion prices due to the effect of “Ratchet” provisions incorporated in convertible notes payable.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

From January, 2017 to December 31, 2017

Expected volatility	283% - 455%
Expected term	3 – 12 months
Risk-free interest rate	0.02% - 0.09%
Expected dividend yield	0%

NOTE 12 - STOCKHOLDERS’ DEFICIT

On January 6, 2016, the Company filed an amendment to its articles of incorporation (the “Amendment”) with the Secretary of State of the State of Nevada, which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”). Among other provisions, each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

Fifty-one (51) shares of Series A Preferred Stock were authorized and fifty-one (51) shares of Series A Preferred Stock were issued to Roger Ralston, the Company’s Chief Executive Officer and a director of the Company (CEO). The Series A Preferred Stock was issued to the CEO and is Series A Super Voting Preferred Stock. The Super Voting was created primarily to be able to obtain a quorum and conduct business at shareholder meetings.

F-53

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

During 2016, the Company issued 1,715,178 shares of common stock at contractual rates ranging from $.08 to $14.22 for the conversion of $593,983 in principal and accrued interest of convertible notes payable (See Note 10).

During 2016, the Company issued 321,899 shares of common stock to employees of the Company for $60,932 in non-cash compensation. In the same period the Company issued 31,899 shares of common stock to service professionals for $8,932 of services rendered. These shares were valued at the closing market price on the date of issuance which ranges from $.016 to $.30. These shares vested immediately upon issuance and accordingly their value was recorded as stock compensation expense.

During 2017, the Company issued 11,739,816 shares of common stock at contractual rates ranging from $.34 to $.009 for the conversion of $223,669 in principal and $9,624 in accrued interest of convertible notes payable (See Note 10).

Effective May 22, 2017 the Company executed a 1-200 Reverse Stock Split (see Note 1).

NOTE 13 - RELATED PARTY TRANSACTIONS

Due to Related Parties

The following related party transactions have been presented on the balance sheet in due to related parties. During the year ended December 31, 2016 the Company repaid to the Chief Executive Officer the entire balance of the $48,478 of accrued interest due to him as of December 31, 2015 resulting in a $0 balance as of December 31, 2016.

In July 2016, the Company repaid $1,809 to the Chief Executive Officer. In July 2016, the Company repaid $1,809 to the Chief Executive Officer. In November 2016, the Company repaid $603 to the Chief Executive Officer. As of December 31, 2017 and December 31, 2016 the Company had a payable to the Chief Executive Officer of the Company amounting to $1,814. These advances are short-term in nature and non-interest bearing.

Note Payable – related party

The following related party transactions have been presented on the balance sheet in Note Payable – related party. In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company executed a non-interest bearing note payable in the amount of $830,000 due to the former CEO of the Acquisition Companies.

NOTE 14 – BARTER REVENUE

The Company provides security systems and associated installation labor in exchange for business services. The Company recognizes revenue from these barter transactions when security systems are installed and recognizes deferred barter costs as other current assets until the barter transaction is completed and then recognizes the appropriate expense. The barter revenue is valued at the fair market value which is the selling price we sell to other third parties. The barter revenue for the years ended December 31, 2017 and 2016 totaled $27,721 and $20,543, respectively.

NOTE 15 - ACCRUED PAYROLL TAXES

As of December 31, 2017 and December 31, 2016 the Company recorded a liability related to unpaid payroll taxes which includes interest and penalties of approximately $135,000 and $87,000, respectively. The liability was incurred in the years ended December 31, 2007 through December 31, 2017 as a result of the Company not remitting payroll tax liabilities. In August 2013, the Company paid $43,176 and in September 2015, the Company paid $28,281 toward the outstanding payroll tax liabilities. Such amount also includes current payroll tax liabilities and has been included in accrued expenses in the accompanying consolidated financial statements. The Company has not received any notices from the IRS related to the unpaid payroll taxes.

F-54

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - SEGMENT REPORTING

Although the Company has a number of operating divisions, separate segment data has not been presented as they meet the criteria for aggregation as permitted by ASC Topic 280, “Segment Reporting” (formerly Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures About Segments of an Enterprise and Related Information”).

Our chief operating decision-maker is considered to be our Chief Executive Officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. Therefore, the Company has determined that it operates in a single operating segment, specifically, security systems and related services. For the years ended December 31, 2017 and 2016 all material assets and revenues of the Company were in the United States.

NOTE 17 – COMMITMENTS

Leases:

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a lease for office space with a four year term beginning on April 1, 2015 and ending on March 31, 2019. The Company has the option to renew the lease for an additional six years after the expiration date. The monthly rent expense is $11,371.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:
Operating Leases	$170,565	125,081	45,484	-	-
Total Contractual Obligations:	$170,565	125,081	45,484	-	-

Rent expense for the period of April 20, 2017 through December 31, 2017 was $90,968.

NOTE 18 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company estimates its net operating loss carry forward for tax purposes to be approximately $11.2 million at December 31, 2017, expiring through the year 2037. As noted below, the Company is delinquent in its income tax filings and has not reported its losses to the taxing authorities since 2010. Therefore, utilization of tax losses may be limited due to non-filing of returns for 2011, 2012, 2013, 2014, 2015 and 2016. Also, Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after certain ownership shifts.

The Company last filed an income tax return for the year ended December 31, 2010. Tax years ending December 31, 2017, 2016, 2015, 2014, 2013, 2012 and 2011 will be subject to IRS examination for a period of three years after the file dates, and the Company’s tax net operating loss carryforwards have not yet been established with the taxing authorities due to non-filing.

Effective December 22, 2017, a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21%. The new bill reduced the blended tax rate for the Company from 38.5% to 25.4%. The change in the blended tax rate reduced the 2017 net operating loss carryforward deferred tax assets by approximately $2.2 million. The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the year ended December 31, 2017 and 2016:

	2017	2016

Tax benefit computed at “expected” statutory rate	$542,000)	$(1,679,000)
State income taxes, net of benefit	(54,000)	(168,000)
Stock based compensation and other permanent differences	1,169,000	1,193,000
Effect of change in federal rate to 21%	(180,000)
(Decrease) Increase in valuation allowance	(393,000)	654,000
Net income tax benefit	$-	$-

F-55

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	December 31, 2017	December 31, 2016
Deferred tax assets:
Net operating loss carryforward	$9,700,000	$2,957,000
Accrued lease abandonment costs	-	63,000
Allowance for doubtful account	41,000	46,000
Accrued salaries	550,460	576,000
Total Deferred tax asset	10,291,000	3,642,000
Less: Valuation allowance	(10,291,000)	(3,642,000)
	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2017 and 2016, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was decreased by $393,000 and increased by $654,000 during 2017 and 2016, respectively.

NOTE 19 – SUBSEQUENT EVENTS

On January 5, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $8,947 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $13,098, OID of $447, debt discount of $8,053 and derivative expense of $5,045. The OID and debt discount are being amortized over the term of the note.

On January 19, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $7,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $11,557, OID of $395, debt discount of $7,105 and derivative expense of $4,452. The OID and debt discount are being amortized over the term of the note.

On January 24, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,591, OID of $2,632, debt discount of $47,368 and derivative expense of $37,223. The OID and debt discount are being amortized over the term of the note.

On March 6, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $50,755, OID of $1,579, debt discount of $28,421 and derivative expense of $22,334. The OID and debt discount are being amortized over the term of the note.

On March 16, 2018, the Company issued a replacement convertible promissory note with a principal balance of $124,689 with a one year maturity date that was recorded under note payable on the company’s balance sheet as of December 31, 2017 in the amount of $66,667 and accrued interest of $8,811. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $200,404 and derivative expense of $202,404.

On April 3, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,591, OID of $2,632, debt discount of $47,368 and derivative expense of $37,223. The OID and debt discount are being amortized over the term of the note.

F-56

On March 23, 2018, the Company executed an assignment agreement with a note holder that rolled the outstanding principal balance on a convertible note payable of $31,579 and accrued interest of $10,477 into a new convertible instrument with a principal balance of $46,026.

On March 26, 2018, the Company executed an assignment agreement with a note holder that rolled the estimated outstanding principal balances on multiple convertible notes payable of $1,722,933 and accrued interest of $1,488,834 into a new convertible instrument with a principal balance of $3,211,767.

On April 5, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $105,263 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $169,182, OID of $5,263, debt discount of $94,737 and derivative expense of $74,446. The OID and debt discount are being amortized over the term of the note.

Subsequent to December 31, 2017, the Company issued 99,338,307 shares of common stock upon conversion of $229,353 of convertible promissory notes and $12,227 of accrued interest. These notes were converted at contractual rates ranging from $.00176 to $.0059.

On February 12, 2018, the Company issued 5,000,000 shares of common stock at the fair market value rate of $0.009 totaling $45,000 to the Company’s CEO for services rendered. The Company also issued 3,000,000 shares of common stock at the fair market value rate of $0.009 totaling $27,000 to an employee for services rendered.

F-57

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Assurance Dimensions, Inc. is our current independent registered public accounting firm. Representatives of Assurance Dimensions, Inc. are expected to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

We were billed by Assurance Dimensions, Inc. $80,000 and D’Arelli Pruzansky, P.A $35,000 during the fiscal years ended December 31, 2017 and 2016, respectively, for professional services, which include fees associated with the annual audit of financial statements and review of our quarterly reports on Form 10-Q, current reports on Form 8-K, and other SEC filings.

	2017	2016
Audit fees	$60,000	$20,000
Audit related fees	$20,000	$15,000
Tax fees	-	-
Total Fees	-	-

(1)	Consists of fees billed for the audit of our annual financial statements, review of our Form 10-K and services that are normally provided by the accountant in connection with year-end statutory and regulatory filings or engagements.

(2)	Consists of fees billed for the review of our quarterly financial statements, review of our forms 10-Q and 8-K and services that are normally provided by the accountant in connection with non-year end statutory and regulatory filings on engagements.

(3)	Consists of professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning.

(4)	The services provided by our accountants within this category consisted of advice and other services relating to SEC matters, registration statement review, accounting issues and client conferences.

Our Board of Directors has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Board, or, in the period between meetings, by a designated member of Board. Any such approval by the designated member is disclosed to the entire Board at the next meeting.

Indemnification of Officers And Directors

Nevada Law

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On January 5, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $8,947 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion.

On January 19, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $7,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion.

On January 24, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion.

On January 30, 2018, the Company issued a convertible promissory note with a principal balance of $58,000 with a one year maturity date. This note holder has the right to convert the principal balance of the debenture beginning on the date which is one hundred eighty (180) days following the date of this note and ending on the later of the maturity date and the date of the default amount. The convertible promissory note has terms to convert at a 37% discount of the lowest trading price during the 10 days prior to conversion.

On February 9, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $15,789 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion.

On February 15, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $12,632 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion.

On February 26, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion.

On March 6, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion.

On March 9, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion.

On March 16, 2018, the Company issued a replacement convertible promissory note with a principal balance of $124,689 with a one year maturity date that was recorded under note payable on the company’s balance sheet as of December 31, 2017 in the amount of $66,667 and accrued interest of $8,811. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion.

On March 21, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $52,632 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion.

56

On March 23, 2018, the Company issued a 5% original issue discount convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion.

The preceding securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

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EXHIBITS

Exhibit Number	Description
3.1	Delaware Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 27, 2009)

3.2	Delaware Amended Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 27, 2009)

3.3	Delaware Bylaws (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 27, 2009)

3.4	Plan of Conversion (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.5	Delaware Certificate of Conversion (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.6	Nevada Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.7	Nevada Bylaws (incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.8	Nevada Certificate of Amendment (incorporated herein by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.9	Nevada Certificate of Amendment (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K with the Securities and Exchange Commission on January 19, 2016)

3.10	Amendment to Articles of Incorporation, dated January 6, 2016 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2016)

3.11	Amendment to Articles of Incorporation, dated January 6, 2016 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2016)

3.12	Certificate of Amendment to Articles of Incorporation, dated May 17, 2017 (incorporated herein by reference to Exhibit 3.1 to the Form 10-Q with the Securities and Exchange Commission on May 23, 2017)

4.2	Form of Convertible Promissory Note (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2016)

5.1**	Legal Opinion of Lucosky Brookman LLP

10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2016)

58

10.2	DirectView Holdings, Inc. 2014 Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 13, 2014)

10.3	Amendment No. 1 to the DirectView Holdings, Inc. 2014 Incentive Plan ((incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 23, 2016)

10.4	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Form 10-Q with the Securities and Exchange Commission on January 25, 2018)

10.5*	Equity Financing Agreement by and between DirectView Holdings, Inc. and GHS Investments LLC, dated July 20, 2018

10.6*	Registration Rights Agreement by and between DirectView Holdings, Inc. and GHS Investments LLC, dated July 20, 2018

23.1*	Consent of Assurance Dimensions, Inc.

23.2**	Legal Opinion of Lucosky Brookman LLP

*Filed herewith

**To be filed by amendment

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

59

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 23, 2018.

DATE	SIGNATURE	TITLE

July 23, 2018	/s/Roger Ralston	Chief Executive Officer and Director
	Roger Ralston	Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

July 23, 2018	/s/Roger Ralston	Chief Executive Officer and Director
	Roger Ralston	Officer (Principal Executive Officer)

July 23, 2018	/s/ Michele Ralston	Chief Financial Officer
	Michele Ralston	(Principal Financial Officer) (Principal Accounting Officer)

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